Exhibit 4.24

Amendment Agreement to Secured Loan Facility Agreement dated 10 September 2015

Dated 12 September 2016

(1)
Likiep Shipping Company Inc.
Orangina Inc.
Oruk Shipping Company Inc.
Delap Shipping Company Inc.
Jabor Shipping Company Inc.
Kapa Shipping Company Inc.
Mago Shipping Company Inc.
Meck Shipping Company Inc.
Langor Shipping Company Inc.
 (as Original Borrowers)

(2)	Eluk Shipping Company Inc. (as New Borrower)

(3)	Diana Containerships Inc. (as Original Guarantor)

(4)	The Financial Institution listed in Schedule 1 (as Original Lender)

(5)	The Royal Bank of Scotland plc (as Arranger)

(6)	The Royal Bank of Scotland plc (as Agent)

(7)	The Financial Institution listed in Schedule 2 (as Original Swap Provider)

(8)	The Royal Bank of Scotland plc (as Security Agent)

Contents		Page
1	Interpretation	2
2	Conditions	3
3	Representations	7
4	Amendments to Loan Agreement	7
5	Confirmations and Undertakings	9
6	Costs and expenses	9
7	Reservation of rights	10
8	Notices, Governing Law and Enforcement	10
Schedule 1	The Original Lender	11
Schedule 2	The Original Swap Provider	12
Schedule 3	Effective Date Confirmation	13
Schedule 4	Amended and Restated Loan Agreement	14

Amendment Agreement
Dated 12 September 2016
Between:
(1)
Likiep Shipping Company Inc. ("Borrower A''), Orangina Inc. ("Borrower B"), Oruk Shipping Company Inc. ("Borrower C"), Delap Shipping Company Inc. ("Borrower D"), Jabor Shipping Company Inc. ("Borrower E"), Kapa Shipping Company Inc. ("Borrower F"), Mago Shipping Company Inc. ("Borrower G"), Meck Shipping Company Inc. ("Borrower H") and Langor Shipping Company Inc. ("Borrower I"), and together with Borrower A, Borrower B, Borrower C, Borrower, D, Borrower, E, Borrower F, Borrower G and Borrower H the "Original Borrowers" and each an "Original Borrower"), each a company incorporated according to the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands jointly and severally; and

(2)
Eluk Shipping Company Inc., a company incorporated according to the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the "New Borrower"); and

(3)
Diana Containerships Inc., a company incorporated according to the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the "Original Guarantor"); and

(4)	The Financial Institution listed in Schedule 1 (The Original Lender), acting through its Facility Office (the "Original Lender"); and
(5)	The Royal Bank of Scotland plc, acting as arranger through its office at 135 Bishopsgate, London EC2M 3UR (in that capacity, the "Arranger"); and
(6)	The Royal Bank of Scotland plc, acting as agent through its office at 135 Bishopsgate, London EC2M 3UR (in that capacity, the "Agent"); and
(7)	The Financial Institution listed in Schedule 2 (The Original Swap Provider), acting through its Facility Office (the "Original Swap Provider"); and
(8)	The Royal Bank of Scotland plc, acting as security agent through its office at 135 Bishopsgate, London EC2M 3UR (in that capacity, the "Security Agent").
Supplemental to a secured loan agreement dated 10 September 2015 (the "Loan Agreement") made between the Original Borrowers, the Original Guarantor, the Original Lender, the Arranger, the Agent, the Original Swap Provider and the Security Agent on the terms and subject to the conditions of which the Original Lender agreed to advance to the Borrowers of an aggregate amount not exceeding $148,000,000.
It is agreed that:

1	Interpretation
1.1	In this Amendment Agreement:
1.1.1	"Amended and Restated Loan Agreement" means the Loan Agreement as amended and restated in the form attached at Schedule 4;
1.1.2	"Borrowers" means the Original Borrowers and the New Borrower;
1.1.3	"Covenants" means clause 21.1.1, clause 21.1.2 and clause 17.12 of the Loan Agreement;
1.1.4
"Documents" means this Amendment Agreement, the New Intercreditor Deed, the Mortgage Addenda, the New Account Security Deed, the New Assignment, the New Fee Letter, the New Managers Undertaking, the New Mortgage and the New Share Pledge and "Document" means any one of them;

1.1.5
"Effective Date" means the date on which the Agent confirms to the Borrowers and the Original Guarantor in writing substantially in the form set out in Schedule 3 that all of the conditions referred to in Clause 2.1 have been satisfied provided that the Effective Date may not occur after 15 September 2016;

1.1.6	"Finance Parties" means the Agent, the Security Agent, the Original Swap Provider and the Original Lender;
1.1.7
"Junior Borrower" means Kapa Shipping Company Inc., a company incorporated according to the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands;

1.1.8	"Letter of Consent" means the conditional consent and reservation of rights letter dated 4 August 2016 issued by the Agent to the Original Borrowers and the Original Guarantor.
1.1.9	"Mortgage Addenda" means the amendments to each Mortgage (other than the Mortgage in respect of Vessel F) to be entered into by the relevant Original Borrower and the Security Agent;
1.1.10	"New Account" means the bank account in the name of the New Borrower with the Account Holder and designated an "Earnings Account";
1.1.11	"New Account Security Deed" means the account security deed in respect of the New Account to be entered into between the New Borrower 'and the Security Agent;
1.1.12	"New Assignment" means the deed of assignment in respect of the Replacement Vessel to be entered into between the New Borrower and the Security Agent;
1.1.13	"New Fee Letter" means the fee letter to be entered into between the Borrowers, the Original Guarantor and the Arranger on or around the date of this Amendment Agreement;

1.1.14
"New Intercreditor Deed" means the intercreditor deed in respect of the DSI Loan to be entered into between the Junior Borrower, the Original Guarantor, the Original Lender, the Arranger, the Agent, the Original Swap Provider, the Security Agent and DSI;

1.1.15	"New Managers Undertaking" means the written undertaking of the Managers in respect of the Replacement Vessel to be entered into between the Managers and the Security Agent;
1.1.16	"New Mortgage" means the first preferred mortgage in respect of the Replacement Vessel to be granted by the New Borrower in favour of the Security Agent;
1.1.17	"New Share Pledge" means the pledge of the issued share capital of the New Borrower to be entered into between the Pledgor and the Security Agent;
1.1.18
"Replacement Vessel" means the m.v. "PUELO" (IMO number: 9306172) and everything now or in the future belonging to it on board and ashore currently registered under the flag of the Marshall Islands in the ownership of the New Borrower; and

1.1.19	"Security Parties" means the Borrowers and the Original Guarantor and "Security Party" means any one of them.
1.2
All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Amendment Agreement unless the context otherwise requires, and clause 1.2 to 1.8 (inclusive) of the Loan Agreement shall apply to the interpretation of this Amendment Agreement as if it is set out in full.

1.3
The Agent and the Original Borrowers hereby designate this Amendment Agreement and the New Fee Letter each as a Finance Document and the Mortgage Addenda, the New Account Security Deed, the New Assignment, the New Managers Undertaking, the New Mortgage and the New Share Pledge each as Security Documents.

1.4
All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Amendment Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions
2.1	As conditions for the effectiveness of Clause 4, the Security Parties shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:
2.1.1
a certificate from a duly authorised officer of each Security Party (other than the New Borrower) and DSI confirming that none of the documents delivered to the Agent by that Security Party pursuant to paragraph 1(a) of part I of schedule 2 of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or copies, certified by a duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified;

2.1.2
copies of the constitutional documents of the New Borrower and the Junior Borrower together with such other evidence as the Agent may reasonably require that the New Borrower and the Junior Borrower is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Documents to which it is or is to become a party;

2.1.3	a certificate of good standing in respect of each Security Party, DSI and the Junior Borrower;
2.1.4	a copy of a resolution of the board of directors or, as the case may be, the duly appointed and empowered executive committee of each Security Party, DSI and the Junior Borrower:
(a)	approving the terms of, and the transactions contemplated by, the Documents to which it is a party and resolving that it execute those Documents; and
(b)	authorising a specified person or persons to execute those Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf;
2.1.5	a copy of the passport of each person who will execute the Documents referred to in clause 2.1.4;
2.1.6	an original certificate of a duly authorised officer of each Security Party, DSI and the Junior Borrower:
(a)	certifying that each copy document relating to it specified in this Clause 2 is correct, complete and in full force and effect;
(b)	setting out the names of the directors and officers of that Security Party, DSI and the Junior Borrower; and
(c)	setting out the names of the shareholders of that Security Party (other than the Original Guarantor) and the proportion of shares held by each shareholder; and
(d)	confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Security Party to be exceeded;
2.1.7
the original certified and legalised power of attorney of each of the Security Parties, DSI and the Junior Borrower under which the Documents to which it is or is to become a party are to be executed or transactions undertaken by that Security Party, DSI or (as the case may be) the Junior Borrower;

2.1.8	photocopies, certified as true, accurate and complete by a director or the secretary of the New Borrower or an attorney at law, of:

(a)	any charterparty or other contract of employment of the Replacement Vessel which will be in force on the Effective Date including, without limitation, any Charter;
(b)	the Management Agreements in respect of the Replacement Vessel;
(c)	the Replacement Vessel's current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates;
(d)	evidence of the Replacement Vessel's current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;
(e)	the Replacement Vessel's current SMC;
(f)	the ISM Company's current DOC;
(g)	the Replacement Vessel's current ISSC;
(h)	the Replacement Vessel's current IAPPC; and
(i)	the Replacement Vessel's current Tonnage Certificate, in each case together with all addenda, amendments or supplements;
2.1.9
certificate of ownership and encumbrance issued by the Registrar of Ships of the Marshall Islands confirming that (a) each Vessel (other than Vessel F) is permanently registered under that flag in the ownership of the relevant Borrower, (b) the relevant Mortgage Addenda has been registered against the relevant Vessel (other than Vessel F) and (c) other than the relevant Mortgage there are no further Encumbrances registered against the relevant Vessel (other than Vessel F);

2.1.10
certificate of ownership and encumbrance issued by the Registrar of Ships of the Marshall Islands confirming that (a) the Replacement Vessel is permanently registered under that flag in the ownership of the New Borrower, (b) the New Mortgage has been registered with first priority against the Replacement Vessel and (c) other than the New Mortgage there are no further Encumbrances registered against the Replacement Vessel;

2.1.11
a certificate of confirmation of class for hull and machinery confirming that the Replacement Vessel is classed with the highest class applicable to vessels of her type with Bureau Veritas free of recommendations affecting class;

2.1.12
evidence that the Replacement Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent;

2.1.13
valuations of each Vessel (other than Vessel F) and the Replacement Vessel addressed to the Agent from an Approved Broker appointed by the Agent evidencing that the aggregate of (i) the Market Value of the Vessels (other than Vessel F) and the Replacement Vessel and (ii) the sum standing to the credit of the Liquidity Account, to the extent that such sum exceeds the amount required to be maintained pursuant to clause 21.1.5 of the Loan Agreement, is no less than $161,076,562.50;
2.1.14
the Documents together with all other documents required by any of them, including, without limitation (i) all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients and (ii) all share certificates, certified copy share registers or registers of members, transfer forms, proxy forms, letters of resignation and letters of undertaking;

2.1.15	such duly signed forms of mandate, and/or other evidence of the opening of the New Account, as the Security Agent may require;
2.1.16
the written confirmation of the Account Holder that the New Account has been opened with the Account Holder and to its actual knowledge are free from Encumbrances other than as created by or pursuant to the Security Documents and rights of set off in favour of the Account Holder as account holder;

2.1.17
the following legal opinions, each addressed to the Agent, the Security Agent, the Original Swap Provider and the Original Lender or confirmation satisfactory to the Agent that such opinions will be given:

(a)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law substantially in the form distributed to the Original Lender prior to signing this Amendment Agreement;
(b)
a legal opinion of Poles, Tublin, Stratakis & Gonzalez LLP, legal advisers to the Agent as to Marshall Islands law substantially in the form distributed to the Original Lender prior to the signing of this Amendment Agreement;

2.1.18	evidence that any process agent referred to in Clause 8 and any process agent appointed under any other Document has accepted its appointment;
2.1.19
a copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Security Parties accordingly) in connection with the entry into and performance of the transactions contemplated by any Document or for the validity and enforceability of any Document;

2.1.20	evidence that the fees, costs and expenses then due from the Security Parties under the New Fee Letter and Clause 6 have been paid;
2.1.21
such documentation and other evidence as is reasonably requested by the Agent in respect of the New Borrower in order for the Original Lender to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents;

2.1.22	evidence that the outstanding amount of the Loan is $128,861,250;

2.1.23	evidence satisfactory to the Agent that the DSI Loan has been amended whereby:
(a)	amounts due to DSI under the DSI Loan are subordinated to the Indebtedness on terms acceptable to the Agent;
(b)	the DSI Loan is novated by the New Borrower to the Junior Borrower and the New Borrower is released from its obligations pursuant to the DSI Loan;
(c)	the Replacement Vessel is released from the negative pledge contained in clause 9.1 of the DSI Loan;
(d)
no payments, repayments or prepayments of principal are to be made pursuant to the DSI Loan prior to the date that is the later of (i) 15 September 2018 and (ii) the date when the Deferred Tranche (as defined in the Amended and Restated Loan Agreement) has been repaid or prepaid in full;

(e)	the Margin (as defined in the DSI Loan) payable pursuant to the DSI Loan shall not exceed three point three five per cent per annum; and
(f)	DSI has consented to the Borrowers entering into this Amendment Agreement; and
2.1.24
the business plan for the Group together with financial forecasts for the period commencing 1 July 2016 and ending on 31 December 2018 in form and substance acceptable to the Agent and signed by two officers of the Original Guarantor.

2.2	All documents and evidence delivered to the Agent pursuant to Clause 2.1 shall:
2.2.1	be in form and substance acceptable to the Agent; and
2.2.2	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.
3	Representations
3.1
Each of the representations contained in clause 19 of the Loan Agreement shall be deemed repeated by the Original Borrowers and the Original Guarantor at the date of this Amendment Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Amendment Agreement.

3.2
Each of the representations contained in clause 19 of the Loan Agreement shall be made by the New Borrower at the date of this Amendment Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Amendment Agreement.

4	Amendments to Loan Agreement
4.1	With effect from the Effective Date:

4.1.1	the Loan Agreement shall be amended and restated in the form attached at Schedule 4;
4.1.2
the Finance Parties and the Security Parties release Borrower F from all its obligations under the Loan Agreement, and the Security Agent undertakes to execute and register with the Marshall Islands Ships Registrar a discharge in respect of the Mortgage over Vessel F;

4.1.3
in consideration of the mutual agreements and undertakings contained in this Amendment Agreement and the Amended and Restated Loan Agreement and for other valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the Parties) it is hereby agreed that the New Borrower assumes all of its obligations and liabilities as stated under the Amended and Restated Loan Agreement and agrees to be bound by the terms of the Amended and Restated Loan Agreement in every way;

4.1.4
the amount of Tranche F, which was originally advanced in order to refinance part of the Existing Indebtedness pursuant to the Existing Loan Agreement, outstanding on the Effective Date, being $10,658,250, shall be fully reallocated to form part of Tranche 3 (as defined in the Amended and Restated Loan Agreement) and part of the Deferred Tranche (as defined in the Amended and Restated Loan Agreement) in the amounts detailed in Schedule 8 (Repayment Instalments, Repayment Dates and Reallocation) of the Amended and Restated Loan Agreement;

4.1.5
parts of each of the Tranches (other than Tranche F) shall be reallocated to form part of Tranche J (as defined in the Amended and Restated Loan Agreement) or (as the case may be) the Deferred Tranche (as defined in the Amended and Restated Loan Agreement) in the amounts detailed in Schedule 8 (Repayment Instalments, Repayment Dates and reallocation) of the Amended and Restated Loan Agreement;

4.1.6
each of Tranche 3 (as defined in the Amended and Restated Loan Agreement) and the Deferred Tranche (as defined in the Amended and Restated Loan Agreement) shall be reallocated from the other Tranches and shall not regarded as having been advanced or reborrowed by the Borrowers on the Effective Date;

4.1.7
the Finance Parties agree that the Borrowers shall not be required to comply with the provisions of clause 17.12 of the Loan Agreement in respect of the test of the VTL Ratio performed pursuant to clause 17.12 of the Loan Agreement on 30 June 2016 provided that the Borrowers shall be required to comply with the provisions of clause 17.12 of the Loan Agreement (as amended and restated pursuant to this Amendment Agreement) in respect of all tests of the VTL Ratio performed pursuant to clause 17.12 of the Loan Agreement after the Effective Date;

4.1.8
any failure by the Original Guarantor to comply with clause 21.1.1 or clause 21.1.2 of the Loan Agreement on or prior to the Effective Date shall be waived provided that the Original Guarantor shall be required to comply with the provisions of clause 21.1.1 and clause 21.1.2 of the Loan

Agreement (as amended and restated pursuant to this Amendment Agreement) at all times after the Effective Date; and
4.1.9	the New Intercreditor Deed shall be the Intercreditor Deed for the purposes of the Loan Agreement and the definition of Intercreditor Deed in the Loan Agreement shall be interpreted accordingly.
5	Confirmations and Undertakings
5.1
Other than Borrower F, each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendment and restatement of the Loan Agreement made pursuant to this Amendment Agreement, as if all references in any of the Security Documents to the Loan Agreement are references to the Loan Agreement as amended and restated by this Amendment Agreement.

5.2
Other than Borrower F, each of the Security Parties confirms that all of its respective obligations under or pursuant to the Letter of Consent remain in full force and effect, despite the amendment and restatement of the Loan Agreement made pursuant to this Amendment Agreement.

5.3
The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Amendment Agreement.

5.4	Within five Business Days after the Effective Date the Borrower shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:
5.4.1
letters of undertaking in respect of the Insurances relating to the Replacement Vessel as required by the applicable Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties;

5.4.2	acknowledgements of all notices of assignment and/or charge given pursuant to any Documents received by the Agent pursuant to Clause 2.1;
5.4.3	such of the legal opinions specified in Clause 2.1 as have not already been provided to the Agent; and
5.4.4	the master's receipt in respect of the New Mortgage.
5.5	The provisions of Clause 2.2 shall apply to all the documents and evidence delivered to the Agent pursuant to Clause 5.4.
6	Costs and expenses
The Security Parties shall promptly on demand pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with:
6.1
the negotiation, preparation, printing, execution and perfection of this Amendment Agreement, the other Documents and any other documents referred to in this Amendment Agreement and the other Documents; and

6.2	any discharge, release or reassignment of any of the Security Documents.
7	Reservation of rights
The Agent hereby advises the Security Parties that save as waived pursuant to Clause 4:
7.1
the Agent expressly reserves all rights, powers and remedies which the Finance Parties or any of them may now, or after the date of this Amendment Agreement, have under or pursuant to the Finance Documents in respect of (i) any failure by the Original Guarantor or (as the case may be) the Original Borrowers to comply with the Covenants or any failure by any Security Party to perform any other obligation pursuant to the Finance Documents and (ii) any other circumstances or matters arising in connection with any failure by the Original Guarantor or (as the case may be) the Original Borrowers to comply with the Covenants or any failure by any Security Party to perform any other obligation pursuant to the Finance Documents; and

7.2
neither the passing of time nor any inaction, action, omission, statement or discussion by, or on the part of, any of the Finance Parties in relation to any matters referred to in this Amendment Agreement or any other matter arising under the Finance Documents shall be taken in any way as constituting a waiver of, or as prejudicing or limiting, any of the rights, powers or remedies which the Finance Parties or any of them may now or hereafter have under and pursuant to the Finance Documents or otherwise.

Save as expressly provided in Clause 4, nothing in this Amendment Agreement or in any correspondence, meeting or discussion we have had or may have with you or any Security Party in relation to the Covenants or any other matter shall either:
7.3
prejudice the position of the Finance Parties under the Finance Documents or be construed as a waiver of the obligations of any Security Party under or pursuant to the Finance Documents in respect of the Covenants or otherwise; or

7.4
be deemed to constitute, an amendment or waiver of any provision of the Loan Agreement or any other Finance Document or a commitment to amend, waive or restructure any provision in the Loan Agreement or any other Finance Document, and any such correspondence, meeting or discussion in each case shall be entirely without prejudice to the rights, powers and remedies of the Finance Parties or any of them under or in respect of the Loan Agreement or any other Finance Document.
8	Notices, Governing Law and Enforcement
The provisions of clauses 31, 40 and 41 of the Loan Agreement shall apply to this Amendment Agreement as if they are set out in full and as if (a) references to each Party are references to each party to this Amendment Agreement, (b) references to the Finance Documents include this Amendment Agreement and (c) references to the Borrowers are references to each Security Party.

Schedule 1
The Original Lender
Name of Original Lender	Commitment
The Royal Bank of Scotland plc	$148,000,000

Schedule 2
The Original Swap Provider

Name of Original Swap Provider
The Royal Bank of Scotland plc

Schedule 3
Effective Date Confirmation
To:
Likiep Shipping Company Inc.
Orangina Inc.
Oruk Shipping Company Inc.
Delap Shipping Company Inc.
Jabor Shipping Company Inc.
Kapa Shipping Company Inc.
Mago Shipping Company Inc.
Meck Shipping Company Inc.
Langor Shipping Company Inc.
Eluk Shipping Company Inc.
 Diana Containerships Inc.

We, The Royal Bank of Scotland plc, refer to the amendment agreement dated                                                    2016 (the "Amendment Agreement") relating to a secured loan agreement dated 10 September 2015 (the "Loan Agreement").
We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Amendment Agreement have been satisfied. In accordance with Clause 1.1 and Clause 4 of the Amendment Agreement the Effective Date is the date of this confirmation.
Dated                                                                    2016

Signed:

For and on behalf of
The Royal Bank of Scotland plc
(as agent)

Schedule 4
Amended and Restated Loan Agreement

Amendment Agreement to Secured Loan Facility Agreement dated 10 September 2015
Dated 12 September 2016
(1)
Likiep Shipping Company Inc.
Orangina Inc.
Oruk Shipping Company Inc.
Delap Shipping Company Inc.
Jabor Shipping Company Inc.
Kapa Shipping Company Inc.
Mago Shipping Company Inc.
Meck Shipping Company Inc.
Langor Shipping Company Inc.
 (as Original Borrowers)

(2)	Eluk Shipping Company Inc. (as New Borrower)

(3)	Diana Containerships Inc. (as Original Guarantor)

(4)	The Financial Institution listed in Schedule 1 (as Original Lender)

(5)	The Royal Bank of Scotland plc (as Arranger)

(6)	The Royal Bank of Scotland plc (as Agent)

(7)	The Financial Institution listed in Schedule 2 (as Original Swap Provider)

(8)	The Royal Bank of Scotland plc (as Security Agent)

Contents		Page
1	Interpretation	2
2	Conditions	3
3	Representations	7
4	Amendments to Loan Agreement	7
5	Confirmations and Undertakings	9
6	Costs and expenses.	9
7	Reservation of rights	10
8	Notices, Governing Law and Enforcement	10
Schedule 1	The Original Lender	11
Schedule 2	The Original Swap Provider	12
Schedule 3	Effective Date Confirmation	13
Schedule 4	Amended and Restated Loan Agreement	14

22	General Undertakings	68
23	Events of Default	76
Section 9	Changes to Parties	82
24	Changes to the Lenders	82
25	Changes to the Security Parties	87
Section 10	The Finance Parties	88
26	Role of the Agent, the Security Agent and the Arranger	88
27	Conduct of Business by the Finance Parties	99
28	Sharing among the Finance Parties	99
Section 11	Administration	102
29	Payment Mechanics	102
30	Set-Off	106
31	Notices	106
32	Calculations and Certificates	108
33	Partial Invalidity	108
34	Remedies and Waivers	108
35	Amendments and Waivers	108
36	Confidentiality	113
37	Disclosure of Lender Details by Agent	117
38	Counterparts	118
39	Joint and Several Liability	118
Section 12	Governing Law and Enforcement	120
40	Governing Law	120
41	Enforcement	120
Schedule 1	Part I The Original Lenders	121
Part II	The Original Swap Providers	122
Schedule 2	Part I Conditions Precedent	123
Part II	Conditions Subsequent	128
Schedule 3	Drawdown Request	129

Loan Agreement
Dated 10 September 2015 as amended and restated pursuant to an amendment agreement dated 12 September 2016
Between:
(1)
Likiep Shipping Company Inc. ("Borrower A"), Orangina Inc. ("Borrower B' Oruk Shipping Company Inc. ("Borrower C"), Delap Shipping Company Inc. ("Borrower D"), Jabor Shipping Company Inc. ("Borrower E"), Eluk Shipping Company Inc. ("Borrower J"), Mago Shipping Company Inc. ("Borrower G ), Meck Shipping Company Inc. ("Borrower H") and Langor Shipping Company Inc. ("Borrower I", and together with Borrower A, Borrower B, Borrower C, Borrower, D, Borrower, E, Borrower J, Borrower G and Borrower H the "Borrowers" and each a "Borrower"), each a company incorporated according to the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands jointly and severally; and

(2)
Diana Containerships Inc., a company incorporated according to the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the "Guarantor"); and

(3)	The Financial Institutions listed in Part I of Schedule 1 (The Original Lenders), each acting through its Facility Office (together the "Original Lenders" and each an "Original Lender"); and
(4)	The Royal Bank of Scotland plc, acting as arranger through its office at 135 Bishopsgate, London EC2M 3UR (in that capacity, the "Arranger"); and
(5)	The Royal Bank of Scotland plc, acting as agent through its office at 135 Bishopsgate, London EC2M 3UR (in that capacity, the "Agent"); and
(6)
The Financial Institutions listed in Part II of Schedule 1 (The Original Swap Providers), each acting through its Facility Office (together the "Original Swap Providers" and each an "Original Swap Provider"); and

(7)	The Royal Bank of Scotland plc, acting as security agent through its office at 135 Bishopsgate, London EC2M 3UR (in that capacity, the "Security Agent").
Preliminary
Each of the Original Lenders has agreed to advance to the Borrowers on a joint and several basis its Commitment (aggregating, with all the other Commitments, up to $148,000,000) to (i) re-finance the Existing Indebtedness under the Existing Loan Agreement and (ii) to finance part of the purchase price of each New Vessel.
It is agreed as follows:

Section 1	Interpretation
1	Definitions and Interpretation
1.1	Definitions In this Agreement:
"Acceptable Bank" means a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.
"Account Holder" means The Royal Bank of Scotland plc acting through its branch at 135 Bishopsgate, London EC2M 3UR or any other bank or financial institution which at any time, with the Agent's prior written consent, holds the Accounts.
"Accounts" means the Earnings Accounts and the Liquidity Account.
"Account Security Deeds" means the account security deeds referred to in Clause 17.1.4 (Security Documents), and "Account Security Deed" means any one of them.
"Administration" has the meaning given to it in paragraph 1.1.3 of the ISM Code.
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term "Affiliate" shall not include: (i) the UK Government or any member or instrumentality thereof, including Her Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); or (ii) any persons or entities controlled by or under common control with the UK Government or any member or instrumentality thereof (including Her Majesty's Treasury and UK Financial Investments Limited) which are not part of The Royal Bank of Scotland Group plc and its Subsidiaries or subsidiary undertakings.
"Amendment Agreement" means the amendment agreement in respect of this Agreement dated 12 September 2016.
"Annex VI" means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).
"Approved Broker" means any of Fearnleys AS, E.A. Gibson Shipbrokers London, Arrow Sale & Purchase (UK) Limited, Galbraith's Ltd London, Braemar Seascope Ltd London, Howe Robinson Partners, Maersk Brokers K/S, Simpson Spence & Young (London) Ltd. and VesselsValue.com (any in each case, their respective successors or Affiliates), or such other first-class independent broker as the Borrowers and the Agent may agree in writing from time to time.
"Assignments" means the deeds of assignment referred to in Clause 17.1.2 (Security Documents).

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
"Availability Period" means:
(a)	in respect of each Initial Vessel Tranche, the period from and including the date of this Agreement to and including 15 September 2015; and
(b)	in respect of each New Vessel Tranche, the period from and including the date of this Agreement to and including 31 December 2015.
"Break Costs" means the amount (if any) by which:
(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:
(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York.
"Charged Property" means all of the assets of the Security Parties which from time to time are, or are expressed to be, the subject of the Security Documents.
"Charters" means any charters in respect of a Vessel which inclusive of extension options are capable of exceeding 12 months, and "Charter" means any one of them.
"Charter Rights" means the rights of a Borrower pursuant to a Charter.
"Code" means the US Internal Revenue Code of 1986.
"Commitment" means:
(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.
"Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).
"Confidential Information" means all information relating to any Security Party, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either:
(a)	any Security Party or any of their respective advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Security Party or any of their respective advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36 (Confidentiality); or
(ii)	is identified in writing at the time of delivery as non-confidential by any Security Party or any of their respective advisers; or
(ii)
is known by that Finance Party before the date the information is disclosed to it in accordance with (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Security Party and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the Loan Market Association at the relevant time.
"Confirmation" means a Confirmation exchanged or deemed to be exchanged between a Swap Provider and the Borrowers as contemplated by a Master Agreement.
"Credit Support Document" means any document described as such in any Master Agreement and any other document referred to in any such document which has the effect of creating security in favour of any of the Finance Parties.
"Credit Support Provider" means any person (other than a Borrower) described as such in any Master Agreement.
"Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
"Defaulting Lender" means any Lender:

(a)
which has failed to make its participation in a Tranche available (or has notified the Agent or the Borrowers (which have notified the Agent) that it will not make its participation in a Tranche available) by the Drawdown Date of that Tranche in accordance with Clause 5.3 (Lenders' participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or
(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of (a):
(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and payment is made within three Business Days of its due date; or
(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
"Deferred Tranche" means that part of the Loan referred to in Clause 6.2.1 (Tranche 3 and the Deferred Tranche amounts), or when the context permits, the amount for the time being outstanding.
"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.
"Disruption Event" means either or both of:
(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"Dividend Restriction Period" means the period commencing on the Effective Date and ending on the date being the later of (i) 15 September 2018 and (ii) the date when the Deferred Tranche has been repaid or prepaid in full.

"DOC" means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.
"Drawdown Date" means the date on which a Tranche is advanced under Clause 5 (Advance).
"Drawdown Request" means a notice substantially in the form set out in Schedule 3 (Drawdown Request).
"DSI" means Diana Shipping Inc., a company incorporated according to the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands.
"DSI Loan" means the loan agreement dated 20 May 2013 entered into between Kapa Shipping Company Inc. as borrower, the Guarantor as guarantor and DSI as lender.
"Earnings" means all hires, freights, pool income and other sums payable to or for the account of a Borrower in respect of a Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of a Vessel.
"Earnings Accounts" means the bank accounts to be opened in the names of the Borrowers with the Account Holder and each designated an "Earnings Account" and "Earnings Account" means any one of them.
"Effective Date" shall have the same meaning as in the Amendment Agreement.
"Encumbrance" means a mortgage, charge, assignment, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.
"Environmental Claim" means any claim, proceeding, formal notice or investigation by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
"Environmental Incident" means:

(a)
any release, emission, spill or discharge into a Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Vessel and/or any Security Party and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested and/or where any Security Party and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

"Environmental Law" means any present or future law or regulation relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.
"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
"Event of Default" means any event or circumstance specified as such in Clause 23 (Events of Default).
"Executive Managers" means the persons identified in the letter agreement dated on or around the date of this Agreement made between the Guarantor and the Agent.
"Existing Indebtedness" means all amounts outstanding pursuant to the Existing Loan Agreement on the applicable date.
"Existing Loan Agreement" means the secured loan facility agreement dated 16 December 2011 made between the Guarantor as borrower, various subsidiaries of the Guarantor listed in part I of schedule 1 thereto as original guarantors, The Royal Bank of Scotland plc as arranger, the financial institutions listed in part II of schedule 1 thereto as original lenders, the financial institutions listed in part III of schedule 1 thereto as hedge counterparties, The Royal Bank of Scotland plc as agent and The Royal Bank of Scotland plc as security trustee.

"Facility Office" means the office or offices notified by a Lender or a Swap Provider to the Agent in writing on or before the date it becomes a Lender or a Swap Provider (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"Facility Period" means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been paid in full and the Security Parties have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Finance Documents.
"Families" means the families of the Executive Managers.
"FATCA" means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in (a); or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:
(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;
(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within (a) or (b), 1 January 2017, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"Fee Letters" means the letters dated on or about the date of this Agreement entered into between the Arranger, the Borrowers and the Guarantor (or the Agent, the Borrowers and the Guarantor or the Security Agent, the Borrowers and the Guarantor) setting out any of the fees referred to in Clause 11 (Fees).

"Finance Documents" means this Agreement, the Amendment Agreement, the Intercreditor Deed, the Fee Letters, the Master Agreements, the Security Documents and any other document designated as such by the Agent and the Borrowers, and "Finance Document" means any one of them.
"Finance Parties" means the Arranger, the Agent, the Security Agent, the Swap Providers and the Lenders, and "Finance Party" means any one of them.
"Financial Indebtedness" means any indebtedness for or in respect of:
(a)	moneys borrowed and debit balances at banks or other financial institutions;
(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);
(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in respect of any finance or capital lease;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)
any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)
any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a Security Party which liability would fall within one of the other sections of this definition;

(h)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under GAAP;
(i)
any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(j)
any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in (a) to (j).

"Fleet" means each of the vessels owned by members of the Group at the applicable time.
"GAAP" means generally accepted accounting principles in the United States of America including IFRS.
"Group" means the Guarantor and its Subsidiaries.
"Guarantee" means the guarantee and indemnity of the Guarantor contained in Clause 18 (Guarantee and Indemnity) and referred to in Clause 17.1.3 (Security Documents).
"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.
"IAPPC" means a valid international air pollution prevention certificate for a Vessel issued under Annex VI.
"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
"Impaired Agent" means the Agent at any time when:
(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)	the Agent otherwise rescinds or repudiates a Finance Document;
(c)	(if the Agent is also a Lender) it is a Defaulting Lender under (a) or (b) of the definition of "Defaulting Lender"; or
(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;
unless, in the case of (a):
(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and payment is made within three Business Days of its due date; or
(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
"Indebtedness" means the aggregate from time to time of: the amount of the Loan outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid interest on any of those sums) payable to any of the Finance Parties under all or any of the Finance Documents.

"Initial Vessel Tranches" means Tranche A, Tranche B, Tranche C, Tranche D, Tranche E, Tranche F and Tranche G, and "Initial Vessel Tranche" means any one of them.
"Initial Vessels" means Vessel A, Vessel B, Vessel C, Vessel D, Vessel E, Vessel F and Vessel G, and each an "Initial Vessel".
"Insolvency Event" in relation to an entity means that the entity:
(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)
institutes or has instituted against it, by a régulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d));
(i)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)
causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (i); or takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"Insurances" means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with a Vessel or her increased value or her Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.
"Intercreditor Deed" means the intercreditor deed in respect of the DSI Loan dated on or around the Effective Date to be entered into between amongst others DSI and the Agent.
"Interest Payment Date" means each date for the payment of interest in accordance with Clause 8.2 (Payment of interest).
"Interest Period" means each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
"ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.
"ISM Company" means, at any given time, the company responsible for a Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.
"ISPS Code" means the International Ship and Port Facility Security Code.
"ISSC" means a valid international ship security certificate for a Vessel issued under the ISPS Code.
"Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.
"Legal Opinion" means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 4.3 (Conditions subsequent).
"Legal Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and
(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.
"Lender" means:
(a)	any Original Lender; and
(b)
any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 24 (Changes to the Lenders), which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

"LIBOR" means, in relation to any Tranche:
(a)	the applicable Screen Rate; or
(b)	(if (i) no Screen Rate is available for the currency of that Tranche or (ii) no Screen Rate is available for the relevant Interest Period the Reference Bank Rate, as of 11.00 a.m. on the Quotation Day for dollars and for a period equal in length to the relevant Interest Period.
"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.
"Liquidity Account" means the bank account opened in the name of the Guarantor with the Account Holder and designated as the "Liquidity Account".
"Loan" means the aggregate amount of the Tranches advanced or to be advanced by the Lenders to the Borrowers under Clause 2 (The Loan) or, where the context permits, the principal amount of the Tranches advanced and for the time being outstanding.
"Majority Lenders" means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).
"Management Agreements" means:

(a)	the agreement for the commercial and technical management of Vessel A dated 1 March 2013 entered into between Borrower A and the Manager;
(b)	the agreement for the commercial and technical management of Vessel B dated 1 March 2013 entered into between Borrower B and the Manager;
(c)	the agreement for the commercial and technical management of Vessel C dated 8 August 2013 entered into between Borrower C and the Manager;
(d)	the agreement for the commercial and technical management of Vessel D dated 7 August 2014 entered into between Borrower D and the Manager;
(e)	the agreement for the commercial and technical management of Vessel E dated 7 August 2014 entered into between Borrower E and the Manager;
(f)	the agreement for the commercial and technical management of Vessel G dated 19 March 2015 entered into between Borrower G and the Manager;
(g)	the agreement for the commercial and technical management of Vessel H dated 29 July 2015 entered into between Borrower H and the Manager;
(h)	the agreement for the commercial and technical management of Vessel I dated 29 July 2015 into between Borrower I and the Manager; and
(i)	the agreement for the commercial and technical management of Vessel J dated 8 August 2013 entered into between Borrower J and the Manager, or such other commercial and technical management agreement in respect of the Vessels as the Agent may approve in writing, and "Management Agreement" means any one of them.
"Managers" means Unitized Ocean Transport Limited, a company incorporated according to the law of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands, or such other commercial and technical managers of the Vessels nominated by the Borrowers as the Agent may approve in writing.
"Managers' Undertakings" means the written undertakings of the Managers whereby, throughout the Facility Period unless otherwise agreed by the Agent:
(a)	they will remain the commercial and technical managers of the Vessels;
(b)	they will not, without the prior written consent of the Agent, subcontract or delegate the commercial or technical management of the Vessels to any third party;
(c)	the interests of the Managers in the Insurances will be assigned to the Security Agent with first priority; and
(d)	(following the occurrence of an Event of Default) all claims of the Managers against the Borrowers shall be subordinated to the claims of the Finance Parties under the Finance Documents.
"Margin" means:

(a)	from the Effective Date until 31 December 2018, three point one per cent per annum; and
(b)	at all other times, two point seven five per cent per annum.
"Market Value" means the value of a Vessel conclusively determined pursuant to Clause 17.13 (Valuations) on the basis of a charter-free sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer.
"Master Agreement" means any ISDA Master Agreement (or any other form of master agreement relating to interest or currency exchange transactions) entered into between a Swap Provider and the Borrowers during the Facility Period, including each Schedule to any Master Agreement and each Confirmation exchanged under any Master Agreement.
"Master Agreement Proceeds" means any and all sums due and payable to the Borrowers or any of them under any Master Agreement following an Early Termination Date (subject always to all rights of netting and set-off contained in each Master Agreement) and all rights to require and enforce the payment of those sums.
"Master Agreement Proceeds Charges" means the deeds of charge referred to in Clause 17.1.6 (Security Documents).
"Material Adverse Effect" means in the reasonable opinion of the Majority Lenders a material adverse effect on:
(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Security Party; or
(b)	the ability of any Security Party to perform its obligations under any Finance Document; or
(c)
the validity or enforceability of, or the effectiveness or ranking of any Encumbrance granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Maximum Loan Amount" means $148,000,000.
"Maximum Tranche A Amount" means, in respect of Vessel A, $11,700,000.
"Maximum Tranche B Amount" means, in respect of Vessel B, $11,700,000.
"Maximum Tranche C Amount" means, in respect of Vessel C, $21,000,000.
"Maximum Tranche D Amount" means, in respect of Vessel D, $14,400,000.
"Maximum Tranche E Amount" means, in respect of Vessel E, $14,400,000.
"Maximum Tranche G Amount" means, in respect of Vessel G, $12,900,000.
"Maximum Tranche H Amount" means, in respect of Vessel H, $23,500,000.
"Maximum Tranche I Amount" means, in respect of Vessel I, $25,500,000.

"MOAs" means the memoranda of agreement each dated 29 July 2015 on the terms and subject to the conditions of which the respective Sellers will sell Vessel H and Vessel Ito Borrower H and Borrower I respectively, and "MOA" means either one of them.
"Mortgages" means the first preferred mortgages referred to in Clause 17.1.1 (Security Documents), and "Mortgage" means any one of them.
"Negative Pledge Vessels" means the following vessels, and everything now or in the future belonging to them on board and ashore currently registered under the respective flags set out below in the ownership of the company set out below and "Negative Pledge Vessel" means any one of them:
Name of Vessel	Flag	Type	Year built	Owner
m.v. "DOMINGO"	Marshall Islands	Containership	2001	Rongerik Shipping Company Inc.
m.v. "CAPMarshall DOUKATO"	Islands	Containership	2002	Utirik Shipping Company Inc.
m.v. "PAMINA"	Marshall Islands	Containership	2005	Dud Shipping Company Inc.
m.v. "YM LOS ANGELES"	Marshall Islands	Containership	2006	Kapa Shipping Company Inc.

"New Lender" has the meaning given to that term in Clause 24.1 (Ass'gnments and transfers by the Lenders).
"New Vessel Tranches" means Tranche H and Tranche I, and "New Vessel Tranche" means either one of them.
"New Vessels" means Vessel H and Vessel I, and "New Vessel" means either one of them.
"Non-Consenting Lender" has the meaning given to that term in Clause 35.4 (Replacement of Lender).
"Operating Expenses" means expenses properly and reasonably incurred by a Borrower in connection with the operation, employment, maintenance, repair and insurance of a Vessel.
"Original Financial Statements" means the audited consolidated financial statements of the Guarantor for the financial year ended 31 December 2014.
"Original Jurisdiction" means, in relation to a Security Party, the jurisdiction under whose laws that Security Party is incorporated as at the date of this Agreement.
"Party" means a party to this Agreement.
"Permitted Disposal" means any sale, lease, licence, transfer or other disposal which is on arm's length terms:

(a)	of assets in exchange for other assets comparable or superior as to type, value and quality;
(b)	of obsolete or redundant plant and equipment for cash;
(c)	arising as a result of any Permitted Encumbrance; and
(d)
of a Vessel by way of a sale provided that (i) no Default is continuing or will result from the sale of that Vessel, (ii) the Borrowers comply with Clause 7.5 (Mandatory prepayment on sale or Total Loss) and (iii) the VTL Ratio (calculated pursuant to Clause 17.12 (Additional Security) without including such Vessel in the calculation) will not fall below 140% as a result of the sale of such Vessel.

"Permitted Encumbrance" means:
(a)	any Encumbrance created by the Finance Documents or which has the prior written approval of the Agent;
(b)	any Encumbrance arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by a Security Party;
(c)
any liens for current crews' wages and salvage and liens incurred in the ordinary course of trading a Vessel or (as the case may be) a Negative Pledge Vessel up to an aggregate amount at any time not exceeding five per cent of the charter-free sale value of that Vessel or (as the case may be) a Negative Pledge Vessel; or

(d)	any Encumbrance arising:
(i)	by operation of law in respect of any Tax which is not overdue for payment; or
(ii)
in respect of any Tax being contested in good faith by appropriate steps provided that the relevant Borrower maintains adequate reserves to cover the cost of such Tax if such contest is unsuccessful; or

(e)
any Encumbrance created in favour of The Royal Bank of Scotland plc pursuant to the terms of the Existing Loan Agreement which is discharged or released on or prior to the Drawdown Date in respect of the Initial Vessel Tranches.

"Pledgor" means Diana Containerships Inc., a company formed under the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands.
"Prohibited Person" means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.
"Quotation Day" means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant

Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.
"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in dollars and for that period.
"Reference Banks" means, in relation to LIBOR, the principal London offices of The Royal Bank of Scotland plc or such other banks as may be appointed by the Agent in consultation with the Borrowers.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Documents" means the Finance Documents, the MOAs, any Charters, the Management Agreements, the Intercreditor Deed and each Security Party's constitutional documents.
"Relevant Interbank Market" means the London interbank market. "Relevant Jurisdiction" means, in relation to a Security Party:
(a)	its Original Jurisdiction;
(b)	any jurisdiction where any asset subject to or intended to be subject to a Security Document to be executed by it is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
"Repayment Date" means the date for payment of any Repayment Instalment in accordance with Clause 6 (Repayment).
"Repayment Instalment" means any instalment of a Tranche to be repaid by the Borrowers under Clause 6 (Repayment).
"Repeating Representations" means each of the representations set out in Clause 19.1.1 (Status) to Clause 19.1.6 (Governing law and enforcement), Clause 19.1.10 (No default) to Clause 19.1.19 (Pari passu ranking) and Clause 19.1.25 (Sanctions).
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition Compensation" means all compensation or other money which may from time to time be payable to a Borrower as a result of a Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).
"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):
(a)
imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America, whether or not any Security Party or any Affiliate is legally bound to comply with the foregoing; or

(b)
otherwise imposed by any law or regulation by which any Security Party or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Security Party or any Affiliate of any of them.

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or the service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.
"Secured Parties" means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.
"Security Documents" means the Mortgages, the Assignments, the Guarantee, the Account Security Deeds, the Share Pledges, the Managers' Undertakings, the Master Agreement Proceeds Charges and any other Credit Support Documents or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness, and "Security Document" means any one of them.
"Security Parties" means each Borrower, the Guarantor, the Pledgor, the Managers, any other Credit Support Provider, and any other person who may at any time during the Facility Period be liable for, or provide security for, all, or any part of the Indebtedness but excluding for the avoidance of doubt DSI, and "Security Party" means any one of them.
"Sellers" means:
(a)	in respect of Vessel H, Charming Energetic Limited of 23rd Floor, 248 Queen's Road East, Wan Chai, Hong Kong; and
(b)	in respect of Vessel I, Dynamic Continental Limited of 23rd Floor, 248 Queen's Road East, Wan Chai, Hong Kong,

and "Seller" means either one of them.
"Securities Purchase Agreement" means the securities purchase agreement dated 28 July 2012 between the Guarantor, 12 West Capital Fund LP, 12 West Capital Offshore Fund LP, DSI, Taracan Investments S.A., 4 Sweet Dreams S.A., Ioannis Zafirakis and Andreas Michalopoulos.
"Share Pledges" means the pledges of the issued share capital of the Borrowers referred to in Clause 17.1.4 (Security Documents), and "Share Pledge" means any one of them.
"SMC" means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.
"Subsidiary" means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.
"Swap Provider" means:
(a)	any Original Swap Provider; and
(b)
any Lender which has also become a Party as a Swap Provider in accordance with Clause 24.10 (Swap Provider Accession), which in each case has not ceased to be a Swap Provider in accordance with the terms of this Agreement.

"Swap Provider Accession Deed" means substantially in the form set out in Schedule 6 (Form of Accession Deed - Swap Provider).
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Termination Date" means 15 September 2021.
"Total Commitments" means the aggregate of the Commitments.
"Total Loss" means:
(a)	an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or
(b)	the requisition for title or compulsory acquisition of a Vessel by any government or other competent authority (other than by way of requisition for hire); or
(c)
the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of a Vessel (not falling within (b)), unless that Vessel is released and returned to the possession of the relevant Borrower within 60 days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question.

"Tranche A" means that part of the Loan, up to the Maximum Tranche A Amount, to be advanced to the Borrowers for the purpose of refinancing part of the Existing Indebtedness pursuant to the Existing Loan Agreement, or when the context permits, the amount advanced and for the time being outstanding.
"Tranche B" means that part of the Loan, up to the Maximum Tranche B Amount, to be advanced to the Borrowers for the purpose of refinancing part of the Existing Indebtedness pursuant to the Existing Loan Agreement, or when the context permits, the amount advanced and for the time being outstanding.
"Tranche C" means that part of the Loan, up to the Maximum Tranche C Amount, toe advanced to the Borrowers for the purpose of refinancing part of the Existing Indebtedness pursuant to.the Existing Loan Agreement, or when the context permits, the amount advanced and for the time being outstanding.
"Tranche D" means that part of the Loan, up to the Maximum Tranche D Amount, to be advanced to the Borrowers for the purpose of refinancing part of the Existing Indebtedness pursuant to the Existing Loan Agreement, or when the context permits, the amount advanced and for the time being outstanding.
"Tranche E" means that part of the Loan, up to the Maximum Tranche E Amount, to be advanced to the Borrowers for the purpose of refinancing part of the Existing Indebtedness pursuant to the Existing Loan Agreement, or when the context permits, the amount advanced and for the time being outstanding.
"Tranche F" means that part of the Loan referred to in Clause 6.2.1, or when the context permits, the amount advanced and for the time being outstanding.
"Tranche G" means that part of the Loan, up to the Maximum Tranche G Amount, to be advanced to the Borrowers for the purpose of refinancing part of the Existing Indebtedness pursuant to the Existing Loan Agreement, or when the context permits, the amount advanced and for the time being outstanding.
"Tranche H" means that part of the Loan, up to the Maximum Tranche H Amount, to be advanced to the Borrowers for the purpose of financing part of the purchase price of Vessel H, or when the context permits, the amount advanced and for the time being outstanding.
"Tranche I" means that part of the Loan, up to the Maximum Tranche I Amount, to be advanced to the Borrowers for the purpose of financing part of the purchase price of Vessel I, or when the context permits, the amount advanced and for the time being outstanding.
"Tranche 3" means that part of the Loan referred to in Clause 6.2.1 (Tranche J and the Deferred Tranche amounts), or when the context permits, the amount for the time being outstanding.
"Tranches" means Tranche A, Tranche B, Tranche C, Tranche D, Tranche E, Tranche F, Tranche G, Tranche H, Tranche I, Tranche J and the Deferred Tranche, and "Tranche" means any one of them.
"Transaction" means a transaction entered into between a Swap Provider and the Borrowers governed by a Master Agreement.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers.
"Transfer Date" means, in relation to an assignment or a transfer, the later of:
(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.
"Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.
"Trust Property" means:
(a)	all benefits derived by the Security Agent from Clause 17 (Security and Application of Moneys); and
(b)
all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Security Documents, with the exception of any benefits arising solely for the benefit of the Security Agent.

"Unpaid Sum" means any sum due and payable but unpaid by any Security Party under the Finance Documents.
"US" means the United States of America.
"US Tax Obligor" means:
(a)	a Security Party which is resident for tax purposes in the United States of America; or
(b)	a Security Party some or all or whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.
"VAT" means:
(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (a), or imposed elsewhere.
"Vessel F" means the m.v. "YM LOS ANGELES".
"Vessels" means the following vessels, and everything now or in the future belonging to them on board and ashore, currently registered under the respective flags set out below in the ownership of the respective Borrower set out below and "Vessel" means any one of them:

Name of Vessel	Flag	Type	Year built	Owner	Vessel
m.v. "Sagitta"	Marshall Islands	Containership	2010	Borrower A	("Vessel A")
m.v. "Centaurus"	Marshall Islands	Containership	2010	Borrower B	("Vessel B")
m.v. "Pucon"	Marshall Islands	Containership	2006	Borrower C	("Vessel C")
m.v. "YM March"	Marshall Islands	Containership	2004	Borrower D	("Vessel D")
m.v. "Great"	Marshall Islands	Containership	2004	Borrower E	("Vessel E")
m.v. "Puelo"	Marshall Islands	Containership	2006	Borrower J	("Vessel J")
m.v. "YM New Jersey"	Marshall Islands	Containership	2006	Borrower G	("Vessel G")
m.v. "Rotterdam"	Marshall Islands	Containership	2008	Borrower H	("Vessel H")
m.v. "Hamburg"	Marshall Islands	Containership	2009	Borrower I	("Vessel I")

1.2	Construction Unless a contrary indication appears, any reference in this Agreement to:
1.2.1
any "Lender", any "Borrower", the "Guarantor", the "Arranger", the "Agent", any "Swap Provider", any "Secured Party", the "Security Agent", any "Finance Party" or any "Party" shall be construed so as to include its successors in title, permitted assignees and permitted transferees;

1.2.2	"assets" includes present and future properties, revenues and rights of every description;
1.2.3
a "Finance Document", a "Security Document", a "Relevant Document" or any other document is a reference to that Finance Document, Security Document, Relevant Document or other document as amended, novated, supplemented, extended or restated from time to time;

1.2.4	a "group of Lenders" includes all the Lenders;
1.2.5	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.6
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

1.2.7
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

1.2.8	a provision of law is a reference to that provision as amended or re-enacted from time to time; and
1.2.9	a time of day (unless otherwise specified) is a reference to London time.
1.3	Headings Section, Clause and Schedule headings are for ease of reference only.
1.4
Defined terms Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.5	Default A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.
1.6	Currency symbols and definitions "$", "USD" and "dollars" denote the lawful currency of the United States of America.
1.7
Third party rights A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

1.8
Offer letter This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between any Finance Party and the Borrowers or their representatives before the date of this Agreement.

1.9	Contractual recognition of bail-in
1.9.1	In this Clause 1.9:
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:
(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"Write-down and Conversion Powers" means:
(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.
1.9.2
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

Section 2	The Loan
2	The Loan
2.1
Amount Subject to the terms of this Agreement, the Lenders agree to make available to the Borrowers on a joint and several basis a term loan in an aggregate amount not exceeding the Maximum Loan Amount.

2.2	Finance Parties' rights and obligations
2.2.1
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Security Party shall be a separate and independent debt.

2.2.3	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.
3	Purpose
3.1	Purpose The Borrowers shall apply the Loan for the purposes referred to in the Preliminary.
3.2	Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed under this Agreement.
4	Conditions of Utilisation
4.1	Initial conditions precedent
4.1.1
The Lenders will only be obliged to comply with Clause 5.3 (Lenders' participation) in relation to the advance of a Tranche if, on or before the relevant Drawdown Date, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent, save that references in Section 2 of that Part Ito "the Vessel" or "the New Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Drawdown Request or to any person or document relating to that Vessel respectively. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied.

4.1.2
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1.1, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent
4.2.1	The Lenders will only be obliged to advance a Tranche if on the date of the relevant Drawdown Request and on the proposed Drawdown Date:
(a)	no Default is continuing or would result from the advance of that Tranche;
(b)	the representations made by each Borrower and the Guarantor under Clause 19 (Representations) are true; and
(c)	the amount requested in respect of the Loan does not exceed the Maximum Loan Amount.
4.3
Conditions subsequent The Borrowers undertake to deliver or to cause to be delivered to the Agent within five Business Days after the relevant Drawdown Date the additional documents and other evidence listed in Part II of Schedule 2 (Conditions Subsequent), save that references in that Part II to "the Vessel" or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Drawdown Request or to any person or document relating to that Vessel respectively.

4.4
No waiver If the Lenders in their sole discretion agree to advance a Tranche to the Borrowers before all of the documents and evidence required by Clause 4.1 (Initial conditions precedent) have been delivered to or to the order of the Agent, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Agent no later than seven days after the relevant Drawdown Date or such other date specified by the Agent (acting on the instructions of all the Lenders).

The advance of a Tranche under this Clause 4.4 shall not be taken as a waiver of the Lenders' right to require production of all the documents and evidence required by Clause 4.1 (Initial conditions precedent).
4.5	Form and content All documents and evidence delivered to the Agent under this Clause shall:
4.5.1	be in form and substance acceptable to the Agent; and
4.5.2	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

Section 3	Utilisation
5	Advance
5.1
Delivery of a Drawdown Request The Borrowers may request a Tranche to be advanced by delivery to the Agent of a duly completed Drawdown Request not more than ten and not fewer than three Business Days before the proposed Drawdown Date. The Borrowers:

5.1.1	may only request an Initial Vessel Tranche to be advanced if the Borrowers request that all of the Initial Vessel Tranches are advanced on the same Drawdown Date; and
5.1.2	may only request a New Vessel Tranche to be advanced if the Borrowers have already received each of the Initial Vessel Tranches.
5.2	Completion of a Drawdown Request A Drawdown Request is irrevocable and will not be regarded as having been duly completed unless:
5.2.1	it is signed by an authorised signatory of each Borrower;
5.2.2	the proposed Drawdown Date is a Business Day within the relevant Availability Period; and
5.2.3	the proposed Interest Period complies with Clause 9 (Interest Periods).
5.3	Lenders' participation
5.3.1
Subject to Clauses 2 (The Loan), 3 (Purpose) and 4 (Conditions of Utilisation), each Lender shall make its participation in any Tranche available by the relevant Drawdown Date through its Facility Office.

5.3.2	The amount of each Lender's participation in any Tranche will be equal to the proportion borne by its Commitment to the Total Commitments.
5.4	Cancellation of Commitment The Total Commitments shall be cancelled at the end of the Availability Period to the extent that they are unutilised at that time.

Section 4	Repayment, Prepayment and Cancellation
6	Repayment
6.1
Repayment of Loan The Borrowers agree to repay each Tranche to the Agent for the account of the Lenders in the amounts and on the dates detailed in Schedule 8 (Repayment Instalments, Repayment Dates and Reallocation).

6.2	Reallocations
With effect from the Effective Date:
6.2.1
the amount of Tranche F, which was originally advanced in order to refinance part of the Existing Indebtedness pursuant to the Existing Loan Agreement, outstanding on the Effective Date, being $11,824,950, shall be fully reallocated to form part of Tranche 3 in the amounts detailed in Schedule 8 (Repayment Instalments, Repayment Dates and Reallocation); and

6.2.2
parts of each of the Tranches (other than Tranche 3 and the Deferred Tranche) shall be reallocated to form part of Tranche 3 or (as the case may be) the Deferred Tranche in the amounts detailed in Schedule 8 (Repayment Instalments, Repayment Dates and Reallocation).

6.3
Tranche J and the Deferred Tranche amounts With effect from the Effective Date the amount of Tranche 3 (prior to the Repayment Instalment that is due and payable on 15 September 2016) shall be $16,916,550 and the amount of the Deferred Tranche shall be $8,851,000. Each of Tranche J and the Deferred Tranche were reallocated from the other Tranches in the manner described in Clause 6.2 (Reallocations) and were not advanced or reborrowed by the Borrowers on the Effective Date.

6.4	Reborrowing The Borrowers may not reborrow any part of a Tranche which is repaid or prepaid.
7	Illegality, Prepayment and Cancellation
7.1
Illegality If it becomes unlawful in any jurisdiction (other than by reason of Sanctions) for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

7.1.1	that Lender shall promptly notify the Agent upon becoming aware of that event;
7.1.2	upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and
7.1.3
the Borrowers shall repay that Lender's participation in each Tranche on the last day of its current Interest Period or, if earlier, the date specified by that Lender in the notice delivered to the Agent and notified by the Agent to the Borrowers (being no earlier than the last day of any applicable grace period permitted by law).

7.2
Voluntary cancellation The Borrowers may, if they give the Agent not less than 14 days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $500,000) of the undrawn amount of a Tranche. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably.

7.3
Voluntary prepayment of Loan The Borrowers may prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the Loan by an amount which is an integral multiple of $500,000) subject as follows:

7.3.1	they give the Agent not less than 14 days' (or such shorter period as the Majority Lenders may agree) prior notice; and
7.3.2	any prepayment under this Clause 7.3 satisfy the obligations of the Borrower under Clause 6.1 (Repayment of Loan) in the following order:
(a)	first, against the Deferred Tranche, at the option of the Borrowers, either in inverse order of maturity or on a pro rata basis; and
(b)	thereafter, pro rata against each other Tranche and in inverse order of maturity.
7.4	Right of cancellation and prepayment in relation to a single Lender
7.4.1	If:
(a)	any sum payable to any Lender by the Borrowers is required to be increased under Clause 12.2.2 (Tax gross-up); or
(b)
any Lender claims indemnification from the Borrowers under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs), the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and their intention to procure the repayment of that Lender's participation in the Loan.

7.4.2	On receipt of a notice referred to in Clause 7.4.1 in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.
7.4.3
On the last day of the Interest Period in respect of each Tranche which ends after the Borrowers have given notice under Clause 7.4.1 in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in that Tranche together with all interest and other amounts accrued under the Finance Documents.

7.5
Mandatory prepayment on sale or Total Loss If a Vessel is sold by a Borrower or becomes a Total Loss, the Borrowers shall, simultaneously with any such sale or on the earlier of the date falling 120 days after any such Total Loss and the date on which the proceeds of any such Total Loss are realised:

7.5.1
prepay (a) the whole of the Tranche in respect of that Vessel then outstanding and (b) the amount of the Deferred Tranche equal to that Vessel's proportionate part of the aggregate Market Value of all of the

Vessels (such values to be determined in accordance with Clause 17.13 (Valuations);
7.5.2	terminate any Transaction in respect of the Tranche that is the subject of such prepayment; and
7.5.3
if necessary, prepay the Loan so that the VTL Ratio (calculated pursuant to Clause 17.12 (Additional Security) without including such Vessel in the calculation) will not fall below 140% as a result of the sale or Total Loss of such Vessel.

7.6
Right of cancellation in relation to a Defaulting Lender If any Lender becomes a Defaulting Lender, the Borrowers may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days' notice of cancellation of the Commitment of that Lender. On that notice becoming effective, the Commitment of the Defaulting Lender shall immediately be reduced to zero. The Agent shall as soon as practicable after receipt of that notice notify all the Lenders.

7.7
Restrictions Any notice of prepayment or cancellation given under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment or cancellation is to be made and the amount of that prepayment or cancellation.

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid, interest on the amount prepaid for the balance of any then current Interest Period and, subject to any Break Costs, without premium or penalty.
The Borrowers shall not repay, prepay or cancel all or any part of a Tranche except at the times and in the manner expressly provided for in this Agreement.
No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Borrowers or the affected Lender, as appropriate.

Section 5	Costs of Utilisation
8	Interest
8.1	Calculation of interest The rate of interest on each Tranche for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:
8.1.1	Margin; and
8.1.2	LIBOR.
8.2
Payment of interest The Borrowers shall pay accrued interest on each Tranche on the last day of each Interest Period (and, if the Interest Period is longer than three months, on the dates falling at three monthly intervals after the first day of the Interest Period).

8.3
Default interest If the Borrowers fail to pay any amount payable by them under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Tranche in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrowers on demand by the Agent.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.
8.4	Notification of rates of interest The Agent shall promptly notify the Borrowers of the determination of a rate of interest under this Agreement.
9	Interest Periods
9.1	Selection of Interest Periods The Borrowers may select in a written notice to the Agent the duration of an Interest Period for each Tranche subject as follows:
9.1.1	each notice is irrevocable and must be delivered to the Agent by the Borrowers not later than 11.00 a.m. on the Quotation Day;
9.1.2
if the Borrowers fail to give a notice in accordance with Clause 9.1.1, the relevant Interest Period will, subject to Clauses 9.2 (Interest Periods to meet Repayment Dates) and 9.3 (Non-Business Days), be three months;

9.1.3	subject to this Clause 9, the Borrowers may select an Interest Period of three or six months;
9.1.4	an Interest Period in respect of a Tranche shall not extend beyond the Termination Date; and
9.1.5
each Interest Period in respect of each Tranche shall start on the relevant Drawdown Date or (if that Tranche has already been advanced) on the last day of its preceding Interest Period and end on the date which numerically corresponds to the relevant Drawdown Date or the last day of the preceding Interest Period in respect of that Tranche in the relevant calendar month except that, if there is no numerically corresponding date in that calendar month, the Interest Period in respect of that Tranche shall end on the last Business Day in that month.
9.2
Interest Periods to meet Repayment Dates If an Interest Period will expire after the next Repayment Date in respect of the relevant Tranche, there shall be a separate Interest Period for a part of that Tranche equal to the Repayment Instalment due on that next Repayment Date and that separate Interest Period shall expire on that next Repayment Date.

9.3
Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	Changes to the Calculation of Interest
10.1
Absence of quotations Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11.00 am on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2
Market disruption If a Market Disruption Event occurs for any Interest Period, then the rate of interest on each Lender's share of the Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

10.2.1	the Margin; and
10.2.2
the rate notified to the Agent by that Lender as soon as practicable, and in any event by close of business on the date falling three Business Days after the Quotation Day (or, if earlier, on the date falling three Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

In this Agreement "Market Disruption Event" means:
(a)	at or about noon on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Banks and:
(i)	in the event there is only one Reference Bank, no Reference Bank; or
(ii)	in the event there is more than one Reference Bank, only one of the Reference Banks, supplies a rate to the Agent to determine LIBOR for dollars and the relevant Interest Period; or
(b)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 33 1/3% of the Loan) that the cost to it of funding its participation in the Loan from whatever source it may reasonably select would be in excess of LIBOR.
10.3	Alternative basis of interest or funding
10.3.1
If a Market Disruption Event occurs and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than fifteen days) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.2	Any alternative basis agreed pursuant to Clause 10.3.1 shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.
10.3.3
If an alternative basis is not agreed pursuant to Clause 10.3.1, the Borrowers will immediately prepay the relevant Commitment together with Break Costs and the remaining Repayment Instalments shall be reduced pro rata.

10.4
Break Costs The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
11	Fees
11.1
Commitment fee The Borrowers shall pay to the Agent (for the account of the Lenders in proportion to their Commitments) a fee computed at the rate of 1.375% per annum on the undrawn amount of each Tranche from 30 July 2015 until the end of the relevant Availability Period.

The accrued commitment fee in respect of each Tranche is payable on the last day of each successive period of three months which ends during the Availability Period in respect of the relevant Tranche, on the last day of the Availability Period in respect of the relevant Tranche, on each Drawdown Date in respect of the relevant Tranche and (on the cancelled amount of the relevant Lender's Commitment) at the time the cancellation is effective.
11.2	Arrangement fee The Borrowers shall pay to the Arranger (for its own account) an arrangement fee in the amount and at the times agreed in the Fee Letter.
11.3	Structuring fee The Borrowers shall pay to the Agent (for its own account) a structuring fee in the amount and at the times agreed in the Fee Letter.
11.4	Agency fee The Borrowers shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the Fee Letter.

11.5	Security Agent fee The Borrowers shall pay to the Security Agent (for its own account) a security agent fee in the amount and at the times agreed in the Fee Letter.

Section 6	Additional Payment Obligations
12	Tax Gross Up and Indemnities
12.1	Definitions In this Agreement:
"Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
"Tax Payment" means either the increase in a payment made by a Security Party to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).
Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.
12.2
Tax gross-up Each Borrower shall (and shall procure that each other Security Party shall) make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law, subject as follows:

12.2.1
a Borrower shall promptly upon becoming aware that it or any other Security Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and any such other Security Party;

12.2.2
if a Tax Deduction is required by law to be made by a Borrower or any other Security Party, the amount of the payment due from that Borrower or that other Security Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required;

12.2.3
if a Borrower or any other Security Party is required to make a Tax Deduction, that Borrower shall (or, as the case may be, the Borrowers shall procure that the Security Party in question shall) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law; and

12.2.4
within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall (or, as the case may be, the Borrowers shall procure that the Security Party in question shall) deliver to the Agent for the Finance

Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
12.3	Tax indemnity
12.3.1
Each Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

12.3.2	Clause 12.3.1 shall not apply:
(a)	with respect to any Tax assessed on a Finance Party:
(i)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(b)	to the extent a loss, liability or cost:
(i)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or
(ii)	relates to a FATCA Deduction required to be made by a Party.
12.3.3
A Protected Party making, or intending to make a claim under Clause 12.3.1 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

12.3.4	A Protected Party shall, on receiving a payment from a Borrower under this Clause 12.3, notify the Agent.
12.4	Tax Credit If a Borrower or any other Security Party makes a Tax Payment and the relevant Finance Party determines that:
12.4.1	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
12.4.	that Finance Party has obtained and utilised that Tax Credit,

that Finance Party shall pay an amount to that Borrower or to that other Security Party which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by that Borrower or that other Security Party.
12.5
Stamp taxes The Borrowers shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT
12.6.1
All amounts expressed to be payable under a Finance Document by any Party or any Security Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.6.2, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party or any Security Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party or Security Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to the Borrowers).

12.6.2
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 12.6.2(a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

12.6.3
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
12.6.4
Any reference in this Clause 12.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994) or, where relevant, the equivalent in any relevant jurisdiction other than the United Kingdom.

12.6.5
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.7	FATCA information
12.7.1	Subject to Clause 12.7.3, each Party shall, within ten Business Days of a reasonable request by another Party:
(a)	confirm to that other Party whether it is:
(i)	a FATCA Exempt Party; or
(ii)	not a FATCA Exempt Party;
(b)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(c)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

12.7.2
If a Party confirms to another Party pursuant to Clause 12.7.1(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.7.3
Clause 12.7.1 shall not oblige any Finance Party to do anything, and Clause 12.7.1(c)(a) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;
(b)	any fiduciary duty; or
(c)	any duty of confidentiality.

12.7.4
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.7.1(a) or 12.7.1(b) (including, for the avoidance of doubt, where Clause 12.7.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.7.5
If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(a)	where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;
(b)	where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;
(c)	the date a new US Tax Obligor accedes as a Borrower; or
(d)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent:
(d)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(e)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to this Clause 12.7.5 to the relevant Borrower.
12.7.6
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 12.7.5 is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

12.7.7
The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7.5 or Clause 12.7.6 without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 12.7.5 or Clause 12.7.6.

12.8	FATCA Deduction
12.8.1
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.8.2
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers and the Agent and the Agent shall notify the other Finance Parties.

13	Increased Costs
13.1
Increased costs Subject to Clause 13.3 (Exceptions) the Borrowers shall, within three Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of or compliance with Basel III, CRR or CRD IV or any other law or regulation which implements Basel III, CRR or CRD IV (whether such implementation, application or compliance is by a government, regulator, that Finance Party or any of that Finance Party's Affiliates).

In this Agreement:
(a)	"Basel III" means:
(i)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
(b)
"CRD IV" means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, supplemented or restated.
(c)
"CRR" means Regulation EU No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation EU No 648/2012, as amended, supplemented or restated.

(d)	"Increased Costs" means:
(i)	a reduction in the rate of return from the Loan or on a Finance Party's (or its Affiliate's) overall capital;
(ii)	an additional or increased cost; or
(iii)
a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims
13.2.1
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

13.2.2	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
13.3	Exceptions Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:
13.3.1	attributable to a Tax Deduction required by law to be made by a Borrower;
13.3.2	attributable to a FATCA Deduction required to be made by a Party;
13.3.3	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 but was not so compensated solely because any of the exclusions in Clause 12.3 applied);
13.3.4	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or
13.3.5
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).
14	Other Indemnities
14.1
Currency indemnity If any sum due from a Borrower or the Guarantor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

14.1.1	making or filing a claim or proof against that Borrower or the Guarantor (as the case may be), or
14.1.2	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Borrower or the Guarantor (as the case may be) shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that Finance Party at the time of its receipt of that Sum.
Each Borrower and the Guarantor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a. currency or currency unit other than that in which it is expressed to be payable.
14.2	Other indemnities
14.2.1	The Borrowers shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:
(a)	the occurrence of any Event of Default;
(b)
a failure by a Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, a Tranche following delivery by the Borrowers of a Drawdown Request but that Tranche not being advanced by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by a Finance Party alone); or

(d)	a Tranche (or part of a Tranche) not being prepaid in accordance with a notice of prepayment given by the Borrowers.
14.2.2
The Borrowers shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 an "Indemnified Person") against any cost, loss or liability incurred by that

Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Encumbrance constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, a Vessel, unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.
14.2.3	Subject to any limitations set out in Clause 14.2.2, the indemnity in that Clause shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:
(a)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or
(b)	in connection with any Environmental Claim.
14.3	Indemnity to the Agent The Borrowers shall promptly indemnify the Agent against:
14.3.1	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:
(a)	investigating any event which it reasonably believes is a Default; or
(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and
14.3.2
any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.12 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

14.4
Indemnity to the Security Agent The Borrowers and the Guarantor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

14.4.1	any failure by the Borrowers to comply with their obligations under Clause 16 (Costs and Expenses);
14.4.2	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
14.4.3	the taking, holding, protection or enforcement of the Security Documents;

14.4.4	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
14.4.5	any default by any Security Party in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or
14.4.6
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

14.5	Indemnity survival The indemnities contained in this Agreement shall survive repayment of the Loan.
15	Mitigation by the Lenders
15.1
Mitigation Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in all or any part of the Loan ceasing to be available or any amount becoming payable under or pursuant to any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. The above does not in any way limit the obligations of any Security Party under the Finance Documents.

15.2
Limitation of liability The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). A Finance Party is not obliged to take any steps under Clause 15.1 if, in its opinion (acting reasonably), to do so might be prejudicial to it.

16	Costs and Expenses
16.1
Transaction expenses The Borrowers shall promptly on demand pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with:

16.1.1	the negotiation, preparation, printing, execution; syndication and perfection of this Agreement and any other documents referred to in this Agreement;
16.1.2	the negotiation, preparation, printing, execution and perfection of any other Finance Documents executed after the date of this Agreement;
16.1.3
any other document which may at any time be required by a Finance Party to give effect to any Finance Document or which a Finance Party is entitled to call for or obtain under any Finance Document (including, without limitation, any valuation of a Vessel; and

16.1.4	any discharge, release or reassignment of any of the Security Documents.

16.2
Amendment costs If (a) a Security Party requests an amendment, waiver or consent or (b) an amendment is required under Clause 29.11 (Change of currency), the Borrowers shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3
Enforcement and preservation costs The Borrowers shall, within three Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Security Documents or enforcing those rights including (without limitation) any losses, costs and expenses which that Finance Party or other Secured Party may from time to time sustain, incur or become liable for by reason of that Finance Party or other Secured Party being mortgagee of a Vessel and/or a lender to a Borrower, or by reason of that Finance Party or other Secured Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.

16.4
Other costs The Borrowers shall, within three Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all sums which that Finance Party or other Secured Party may pay or become actually or contingently liable for on account of a Borrower in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Finance Party or other Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Finance Party or other Secured Party in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which that Finance Party or other Secured Party may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention.

Section 7	Security and Application of Moneys
17	Security Documents and Application of Moneys
17.1
Security Documents As security for the payment of the Indebtedness, the Borrowers shall execute and deliver to the Security Agent or cause to be executed and delivered to the Security Agent the following documents in such forms and containing such terms and conditions as the Security Agent shall require:

17.1.1	first preferred mortgages over the Vessels;
17.1.2
first priority deeds of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation of the Vessels and the first priority assignments of Insurances from the Managers contained in the Manager's Undertakings;

17.1.3	a guarantee and indemnity from the Guarantor;
17.1.4	first priority account security deeds in respect of all amounts from time to time standing to the credit of each of the Accounts;
17.1.5	a first priority deed of pledge of the issued share capital in each Borrower; and
17.1.6	first priority deeds of charge over the Master Agreement Proceeds.
17.2
Accounts The Borrowers shall maintain the Earnings Accounts with the Account Holder and the Guarantor shall maintain the Liquidity Account with the Account Holder, in each case for the duration of the Facility Period and each free of Encumbrances and rights of set off other than those created by or under the Finance Documents.

17.3	Earnings The Borrowers shall procure that all Earnings and any Requisition Compensation are credited to the Earnings Accounts.
17.4	Application of Earnings Accounts The Borrowers shall procure that there is transferred from the Earnings Accounts to the Agent for the account of the Lenders:
17.4.1	on each Repayment Date, the amount of the Repayment Instalment then due; and
17.4.2	on each Interest Payment Date, the amount of interest then due, and the Borrowers irrevocably authorise the Security Agent to instruct the Account Holder to make those transfers.
17.5
Borrowers' obligations not affected If for any reason the amount standing to the credit of the Earnings Accounts is insufficient to pay any Repayment Instalment or to make any payment of interest when due, the Borrowers' obligation to pay that Repayment Instalment or to make that payment of interest shall not be affected.

17.6
Release of surplus Any amount remaining to the credit of the Earnings Accounts following the making of any transfer required by Clause 17.4 (Application of Earnings Accounts) shall (provided that no Event of Default is continuing and further provided that no payment is due to the Finance Parties pursuant to the Finance Documents) be released to or to the order of the Borrowers. The Accounts shall not be overdrawn. The Guarantor shall not be permitted to withdraw sums from the Liquidity Account save for sums that are in excess of the balances set out in Clause 17.14 (Liquidity Account) or otherwise with the prior written consent of the Agent.
17.7
Relocation of Accounts At any time following the occurrence and during the continuation of a Default, the Security Agent may without the consent of the Borrowers or (as the case may be) the Guarantor instruct the Account Holder to relocate any Account to any other branch of the Account Holder, without prejudice to the continued application of this Clause 17 and the rights of the Finance Parties under the Finance Documents.

17.8
Access to information The Borrowers and the Guarantor agree that the Security Agent (and its nominees) may from time to time during the Facility Period review the records held by the Account Holder (whether in written or electronic form) in relation to the relevant Accounts, and irrevocably waive any right of confidentiality which may exist in relation to those records.

17.9
Application after acceleration From and after the giving of notice to the Borrowers by the Agent under Clause 23.2 (Acceleration), the Borrowers and the Guarantor shall procure that all sums from time to time standing to the credit of any Account are immediately transferred to the Security Agent or any Receiver or Delegate for application in accordance with Clause 17.10 (Application of moneys by Security Agent) and the Borrowers and the Guarantor irrevocably authorise the Security Agent to instruct the Account Holder to make those transfers.

17.10
Application of moneys by Security Agent The Borrowers and the Finance Parties irrevocably authorise the Security Agent or any Receiver or Delegate to apply all moneys which it receives and is entitled to receive:

17.10.1	pursuant to a sale or other disposition of a Vessel or any right, title or interest in a Vessel; or
17.10.2	by way of payment of any sum in respect of the Insurances, Earnings, Charter Rights or Requisition Compensation; or
17.10.3	by way of transfer of any sum from any Account; or
17.10.4	otherwise under or in connection with any Security Document, in or towards satisfaction of the Indebtedness in the following order:
17.10.5
first, any unpaid fees, costs, expenses and default interest due to the Agent and the Security Agent (and, in the case of the Security Agent, to any Receiver or Delegate) under all or any of the Finance Documents, such application to be apportioned between the Agent and the Security Agent pro rata to the aggregate amount of such items due to each of them;

17.10.6
second, any unpaid fees, costs, expenses (including any sums paid by the Lenders under Clause 26.11 (Indemnity)) of the Lenders due under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such items due to each of them;

17.10.7
third, any accrued but unpaid default interest due to the Lenders under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such default interest due to each of them;

17.10.8
fourth, any other accrued but unpaid interest due to the Lenders under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such interest due to each of them;

17.10.9
fifth, any principal of the Loan due and payable but unpaid under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such principal due to each of them; and

17.10.10
sixth, any other sum due and payable to any Finance Party but unpaid under all or any of the Finance Documents, such application to be apportioned between the Finance Parties pro rata to the aggregate amount of any such sum due to each of them;

Provided that any part of the Indebtedness arising out of any Master Agreement shall be satisfied on a part passu basis with any repayment of the principal of the Loan; and
Provided that the balance (if any) of the moneys received shall be paid to the Security Parties from whom or from whose assets those sums were received or recovered or to any other person entitled to them.
17.11
Retention on account Moneys to be applied by the Security Agent or any Receiver or Delegate under Clause 17.10 (Application of moneys by Security Agent) shall be applied as soon as practicable after the relevant moneys are received by it, or otherwise become available to it, save that (without prejudice to any other provisions contained in any of the Security Documents) the Security Agent or any Receiver or Delegate may retain any such moneys by crediting them to a suspense account for so long and in such manner as the Security Agent or such Receiver or Delegate may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of the Indebtedness (or any relevant part) against the Borrowers or any of them or any other person liable.

17.12
Additional security If at any time the aggregate of (i) the Market Value of the Vessels, (ii) during the period commencing on the Effective Date and ending on 30 September 2018 the sum standing to the credit of the Liquidity Account, to the extent that such sum exceeds the amount required to be maintained pursuant to Clause 21.1.5, and (ii) the value of any additional security (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Agent (in the case of other charged assets), and determined by the Agent in its discretion (in all other cases)) for the time being provided to the Security Agent under this Clause 17.12 is less than:

17.12.1	from the date of this Agreement until the day prior to the Effective Date, 140%;
17.12.2	from the Effective Date until 30 September 2018, 125%;and
17.12.3	from 1 October 2018 for the remainder of the Facility Period, 140%,

of the aggregate of the amount of the Loan then outstanding and the amount certified by each Swap Provider to be the amount which would be payable by the Borrowers to each Swap Provider under each Master Agreement if an Early Termination Date were to occur at that time (the "VTL Ratio") the Borrowers shall, within 30 days of the Agent's request, at the Borrowers' option:
17.12.4	pay to the Security Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or
17.12.5	provide the Security Agent with additional security in amount and form acceptable to the Security Agent in its discretion; or
17.12.6	prepay the Loan in the amount of the shortfall.
Clauses 6.2 (Reborrowing), 7.3.2 (Voluntary prepayment of Loan) and 7.7 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 17.12 and the value of any additional security provided shall be determined by the Agent in its discretion.
17.13
Valuations For the purpose of calculating compliance with Clause 17.12 (Additional Security) and the valuations required pursuant to Clause 4.1 (Initial Conditions Precedent) and Clause 7.5 (Mandatory prepayment on sale or Total Loss), the Market Value of a Vessel shall be determined from time to time (at the cost of the Borrowers up to twice annually) by means of a valuation made by an Approved Broker appointed by the Agent (the "First Valuation"). The Borrowers may either:

17.13.1	accept the valuation set out in the First Valuation as conclusive evidence of the Market Value of the relevant Vessel at the date of such First Valuation; or
17.13.2
within ten days of receipt of the First Valuation from the Agent, appoint a second Approved Broker (at the Borrowers' expense) to provide a second valuation (the "Second Valuation") addressed to the Agent and given on the same basis as the First Valuation. In the event that the Borrowers obtain a Second Valuation, the average of the First Valuation and the Second Valuation shall be taken to establish the Market Value of the relevant Vessel.

17.14
Liquidity Account The Guarantor shall procure that from the date of this Agreement, a balance of $8,000,000 shall be credited to the Liquidity Account, increasing to $9,000,000 from the first Drawdown Date in respect of a New Vessel Tranche.

18	Guarantee and Indemnity
18.1	Guarantee and indemnity The Guarantor irrevocably and unconditionally:
18.1.1	guarantees to each Finance Party punctual performance by each other Security Party of all that Security Party's obligations under the Finance Documents;

18.1.2
undertakes with each Finance Party that whenever another Security Party does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

18.1.3
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Security Party not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2
Continuing Guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Security Party under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3
Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Security Party or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4
Waiver of defences The obligations of the Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause 18.4, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

18.4.1	any time, waiver or consent granted to, or composition with, any Security Party or other person;
18.4.2	the release of any other Security Party or any other person under the terms of any composition or arrangement with any creditor of any Security Party;
18.4.3
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Security Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

18.4.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Security Party or any other person;
18.4.5	any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance

Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;
18.4.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
18.4.7	any insolvency or similar proceedings.
18.5
Guarantor intent Without prejudice to the generality of Clause 18.4 (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6
Immediate recourse The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7
Appropriations Until all amounts which may be or become payable by the Security Parties under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

18.7.1
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

18.7.2	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 18.
18.8
Deferral of Guarantors' rights Until all amounts which may be or become payable by the Security Parties under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

18.8.1	to be indemnified by a Security Party;
18.8.2	to claim any contribution from any other guarantor of any Security Party's obligations under the Finance Documents;

18.8.3
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

18.8.4
to bring legal or other proceedings for an order requiring any Security Party to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

18.8.5	to exercise any right of set-off against any Security Party; and/or
18.8.6	to claim or prove as a creditor of any Security Party in competition with any Finance Party.
If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Security Parties under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 29 (Payment mechanics).
18.9	Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
18.10
Subordination The Guarantor agrees and undertakes with the Finance Parties that all claims of whatsoever nature which it has or may have at any time against the Borrowers or any of them or any other Security Party or any of their respective property or assets shall rank after and be in all respects subordinate to any and all claims, whether actual or contingent, which the Finance Parties have or may have at any time against the Borrowers or any of them or such other Security Party or any of its property or assets and that it will not without the prior written consent of the Agent (acting on the instructions of the Majority Lenders):

18.10.1	demand or accept payment in whole or in part of any moneys owing to it by the Borrowers or any of them or any other Security Party;
18.10.2
take any steps to enforce its rights to recover any moneys owing to it by the Borrowers or any of them or any other Security Party and more particularly (but without limitation) take or issue any judicial or other legal proceedings against the Borrowers or any of them or other Security Party or any of their respective property or assets; or

18.10.3	prove in the liquidation or other dissolution of the Borrowers or any of them or other Security Party in competition with a Finance Party.

Section 8	Representations, Undertakings and Events of Default
19	Representations
19.1	Representations Each Borrower and the Guarantor makes the representations and warranties set out in this Clause 19 to each Finance Party.
19.1.1	Status Each of the Security Parties:
(a)	is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation; and
(b)	has the power to own its assets and carry on its business as it is being conducted.
19.1.2	Binding obligations Subject to the Legal Reservations:
(a)	the obligations expressed to be assumed by each of the Security Parties in each of the Relevant Documents to which it is a party are legal, valid, binding and enforceable obligations; and
(b)
(without limiting the generality of Clause 19.1.2(a)) each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

19.1.3	Non-conflict with other obligations The entry into and performance by each of the Security Parties of, and the transactions contemplated by, the Relevant Documents do not conflict with:
(a)	any law or regulation applicable to such Security Party;
(b)	the constitutional documents of such Security Party; or
(c)
any agreement or instrument binding upon such Security Party or any of such Security Party's assets or constitute a default or termination event (however described) under any such agreement or instrument.

19.1.4	Power and authority
(a)
Each of the Security Parties has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant Documents to which it is or will be a party and the transactions contemplated by those Relevant Documents.

(b)
No limit on the powers of any Security Party will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party.

19.1.5	Validity and admissibility in evidence All Authorisations required or desirable:
(a)
to enable each of the Security Parties lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party or to enable each Finance Party to enforce and exercise all its rights under the Relevant Documents; and

(b)	to make the Relevant Documents to which any Security Party is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part II of Schedule 2 (Conditions Subsequent).
19.1.6	Governing law and enforcement
(a)	The choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Security Party.
(b)
Any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Security Party.

19.1.7
Insolvency No corporate action, legal proceeding or other procedure or step described in Clause 23.1.7 (Insolvency proceedings) or creditors' process described in Clause 23.1.8 (Creditors' process) has been taken or, to the knowledge of any Borrower or the Guarantor, threatened in relation to a Security Party; and none of the circumstances described in Clause 23.1.6 (Insolvency) applies to a Security Party.

19.1.8
No filing or stamp taxes Under the laws of the Relevant Jurisdictions of each relevant Security Party it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar tax or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for registration of each Mortgage at the Ships Registry where title to the relevant Vessel is registered in the ownership of the relevant Borrower and payment of associated fees, which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

19.1.9	Deduction of Tax None of the Security Parties is required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender.
19.1.10	No default
(a)
No Event of Default and, on the date of this Agreement and each Drawdown Date, no Default is continuing or is reasonably likely to result from the advance of any Tranche or the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents.

(b)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on any of the Security Parties or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

19.1.11	No misleading information Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement:
(a)
all material information provided to a Finance Party by or on behalf of any of the Security Parties on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(b)
all other written information provided by any of the Security Parties (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

19.1.12	Financial statements
(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.
(b)	The Original Financial Statements give a true and fair view of the Guarantor's financial condition and results of operations during the relevant financial year.
(c)
There has been no material adverse change in the Guarantor's assets, business or financial condition since the date of the Original Financial Statements save as disclosed to the Agent prior to the date of this Agreement.

(d)	The Guarantor's most recent financial statements delivered pursuant to Clause 20.1 (Financial statements):
(i)	have been prepared in accordance with GAAP as applied to the Original Financial Statements; and
(ii)
give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(e)
Since the date of the most recent financial statements delivered pursuant to Clause 20.1 (Financial statements) there has been no material adverse change in the business, assets or financial condition of the Guarantor.

19.1.13
No proceedings pending or threatened No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started against any of the Security Parties.

19.1.14	No breach of laws None of the Security Parties has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

19.1.15	Environmental laws
(a)
Each of the Security Parties is in compliance with Clause 22.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)
No Environmental Claim has been commenced against any of the Security Parties where that claim has or is reasonably likely, if determined against that Security Party, to have a Material Adverse Effect.

19.1.16	Taxation
(a)	None of the Security Parties is materially overdue in the filing of any Tax returns or is overdue in the payment of any amount in respect of Tax.
(b)
No claims or investigations are being made or conducted against any of the Security Parties with respect to Taxes the aggregate of such claims or investigations being more than $50,000 for any Security Party.

19.1.17
Anti-corruption law Each of the Security Parties and each Affiliate of any of them has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

19.1.18	No Encumbrance or Financial Indebtedness
(a)	Other than a Permitted Encumbrance, no Encumbrance exists over all or any of the present or future assets of any of the Borrowers.
(b)	None of the Borrowers has any Financial Indebtedness outstanding other than as permitted by this Agreement.
19.1.19
Pari passu ranking The payment obligations of each of the Security Parties under the Finance Documents to which it is a party rank at least pad passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally..

19.1.20	No adverse consequences
(a)	It is not necessary under the laws of the Relevant Jurisdictions of any of the Security Parties:
(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or
(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of the Relevant Jurisdictions of any of the Security Parties.
(b)
No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any of the Relevant Jurisdictions of any of the Security Parties by reason only of the execution, performance and/or enforcement of any Finance Document.

19.1.21
Disclosure of material facts No Borrower is aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrowers.

19.1.22
Completeness of Relevant Documents The copies of any Relevant Documents provided or to be provided by the Borrowers to the Agent in accordance with Clause 4 (Conditions of Utilisation) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Agent.

19.1.23	No Immunity No Security Party or any of its assets is immune to any legal action or proceeding.
19.1.24
Money laundering Any borrowing by a Borrower under this Agreement, and the performance of its obligations under this Agreement and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities.

19.1.25	Sanctions As regards Sanctions:
(a)
None of the Security Parties or any Affiliate of any of them is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person.

(b)
No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)	Each of the Security Parties and each Affiliate of any of them is in compliance with all Sanctions.
19.2	Repetition Each Repeating Representation is deemed to be repeated by each Borrower and the Guarantor by reference to the facts and circumstances then existing on the date of each Drawdown Request, on each Drawdown Date, on the first day of each Interest Period and, in the case or those contained in Clauses 19.1.12(c) and 19.1.12(e) (Financial statements) and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each day after the date of this Agreement.
20	Information Undertakings
The undertakings in this Clause 20 remain in force for the duration of the Facility Period.
20.1	Financial statements The Guarantor shall supply to the Agent in sufficient copies for all of the Lenders:
20.1.1	as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and
20.1.2	as soon as the same become available, but in any event within:
(a)	during the period commencing on the Effective Date and ending on 31 December 2018, 60 days; and
(b)
at all other times, 90 days after the end of each quarter during each of its financial years, its unaudited, consolidated financial statements for that quarter in the form in which they were published in the relevant press release.

20.2	Compliance Certificate
20.2.1
The Guarantor shall supply to the Agent, with each set of its annual financial statements delivered pursuant to Clause 20.1.1 (Financial statements) and each set of its quarterly financial statements delivered pursuant to Clause 20.1.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) as at the date as at which those financial statements were drawn up.

20.2.2	Each Compliance Certificate shall be signed by two officers of the Guarantor.
20.3	Requirements as to financial statements
Each set of financial statements delivered under Clause 20.1 (Financial statements):
20.3.1
shall be certified by the Chief Financial Officer of the Guarantor as giving a true and fair view of (in the case of annual financial statements), or fairly representing (in other cases), its financial condition as at the date as at which those financial statements were drawn up; and

20.3.2
shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(a)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and
(b)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether Clause 21 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.
20.4	Information: miscellaneous Each Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):
20.4.1
at the same time as they are dispatched, copies of all documents dispatched by that Borrower to its shareholders generally (or any class of them) or dispatched by that Borrower or any other Security Party to its creditors generally (or any class of them);

20.4.2
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Security Party and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

20.4.3
promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Security Parties with the terms of any Security Documents including without limitation cash flow analyses and details of the operating costs of any Vessel;

20.4.4
promptly on request, such further information regarding the financial condition, assets and operations of any Security Party (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Security Party under this Agreement and an up to date copy of its shareholders' register (or equivalent in its Original Jurisdiction)) as any Finance Party through the Agent may reasonably request; and

20.4.5	promptly on request, any other document, authorisation, opinion or assurance as any Finance Party through the Agent may request.
20.5	Notification of default
20.5.1	Each Borrower and the Guarantor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
20.5.2
Promptly upon a request by the Agent, each Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6	"Know your customer" checks
20.6.1	If:
(a)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement or in any internal requirement of a Finance Party;

(b)	any change in the status of a Security Party after the date of this Agreement; or
(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of Clause 20.6.1(c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Clause 20.6.1(c), on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in Clause 20.6.1(c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
20.6.2
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21	Financial covenants
21.1	Financial covenants The Guarantor shall maintain:
21.1.1	a ratio of Consolidated Net Debt to Consolidated Market Adjusted Assets less Consolidated Cash and Cash Equivalents of not greater than:
(a)	during the DSI Loan Suspension Period, 0.65:1; and
(b)	at all other times during the Facility Period, 0.6:1;
21.1.2	Consolidated Market Adjusted Net Worth of not less than:
(a)	during the DSI Loan Suspension Period, $75,000,000; and
(b)	at all other times during the Facility Period, $100,000,000;

21.1.3	from the date of this Agreement until the Effective Date, a ratio of Consolidated Operating Cash Flow to Consolidated Interest Costs in respect of the preceding 12 month period of at least 2.5:1;
21.1.4
from 31 March 2019 for the remainder of the Facility Period, a ratio of Consolidated Operating Cash Flow to Consolidated Debt Service Costs in respect of the preceding 3 month period of at least 1.1:1; and

21.1.5
throughout the Facility Period, an aggregate of Unrestricted Consolidated Cash and Cash Equivalents and the amount standing to the credit of the Liquidity Account and the Earnings Accounts, of at least $500,000 per vessel in the Fleet.

21.2	Financial covenant definitions In this Clause 21, the following definitions shall apply:
"Consolidated Cash and Cash Equivalents" means in respect of each member of the Group, at any time, the aggregate amount of:
(a)	cash in hand or on deposit with a bank acceptable to the Agent (acting on the instructions of the Majority Lenders);
(b)	certificates of deposit, maturing within one year issued by a bank acceptable to the Agent (acting on the instructions of the Majority Lenders);
(c)
open market commercial paper issued by any OECD country maturing within one year, for which a recognised trading market exists and which has a credit rating of A-I by Standard and Poor's Ratings Group or P-I by Moody's Investors Service, Inc; and

(d)	other instruments, securities or investments approved in writing by the Agent (acting on the instructions of the Majority Lenders), but excluding any amounts subject to any Encumbrance in connection with contingent/off-balance sheet obligations. For the avoidance of doubt, restricted cash required under any loan agreement shall be included in the "Consolidated Cash and Cash Equivalents".
"Consolidated Debt" means in respect of each member of the Group, at any time, the aggregate liabilities resulting from:
(a)	moneys borrowed from all sources excluding, during the DSI Loan Suspension Period, the DSI Loan;
(b)	any bonds, notes, loan stock, debentures or similar instruments;
(c)	acceptance credits, bills of exchange or documentary credits;
(d)	share issues on the basis that they are, or may become, redeemable (at redemption value) and are classified as liabilities under GAAP;
(e)	gross obligations under finance leases;
(f)	factoring of debts; and

(g)	amounts raised, or obligations incurred, in respect of any other transaction, which has the commercial effect of borrowing as determined in accordance with GAAP, but excluding any such liabilities between members of the Group. For the avoidance of doubt, all amounts outstanding pursuant to the DSI Loan are included in this definition at all times other than during the DSI Loan Suspension Period.
"Consolidated Debt Service Costs" means Consolidated Interest Costs and Consolidated Principal Debt Payments.
"Consolidated Interest Costs" means in respect of each member of the Group, at any time, the aggregate amount of all interest incurred and any net amounts payable under interest rate hedging agreements, but excluding any such liabilities between members of the Group. For the avoidance of doubt, all amounts incurred pursuant to the DSI Loan are included in this definition.
"Consolidated Market Adjusted Assets" means, at any time, the aggregate amount of:
(a)
(i) the Market Value of all Vessels based on the most recent valuations obtained pursuant to Clause 17.13 (Valuations) and (ii) the market value of all other vessels in the Fleet (based on a valuation made by an Approved Broker at the cost of the Borrowers on the basis of a charter-free sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer, which valuations the Agent may request if either an Event of Default is continuing or the Agent reasonably believes the calculations contained in any Compliance Certificate are inaccurate);

(b)	in respect of each member of the Group, the aggregate net book value of all tangible fixed assets classified in accordance with GAAP;
(c)
in respect of each member of the Group, the aggregate of trade and other receivables realisable within one year, and inventories and prepaid expenses which are to be charged to income within one year classified in accordance with GAAP, but excluding any such assets between members of the Group and any doubtful debts, but including all other non-current assets classified in accordance with GAAP; and

(d)	Consolidated Cash and Cash Equivalents.
"Consolidated Market Adjusted Net Worth" means Consolidated Market Adjusted Assets less Consolidated Debt and Consolidated Other Liabilities.
"Consolidated Net Debt" means Consolidated Debt and Consolidated Other Liabilities, less Consolidated Cash and Cash Equivalents.
"Consolidated Operating Cash Flow" means the aggregate of the revenue generated by the Fleet less the expenses in connection with the operation, employment, maintenance, repair, insurance and administration of the Fleet.

"Consolidated Other Liabilities" means in respect of each member of the Group, at any time, the aggregate amounts of:
(a)	accounts payable;
(b)	accrued liabilities;
(c)	deferred liabilities; and
(d)	any other liabilities as determined in accordance with GAAP, but excluding any such liabilities between members of the Group.
"Consolidated Principal Debt Payments" means in respect of each member of the Group, at any time, the aggregate amount of all principal debt payable under:
(a)	moneys borrowed from all sources;
(b)	any bonds, notes, loan stock, debentures or similar instruments;
(c)	acceptance credits, bills of exchange or documentary credits;
(d)	share issues on the basis that they are, or may become, redeemable (at redemption value) and are classified as liabilities under GAAP;
(e)	gross obligations under finance leases;
(f)	factoring of debts; and
(g)	amounts raised, or obligations incurred, in respect of any other transaction, which has the commercial effect of borrowing as determined in accordance with GAAP, but excluding any such liabilities between members of the Group. For the avoidance of doubt, all amounts outstanding pursuant to the DSI Loan are included in this definition at all times.
"DSI Loan Suspension Period" means the period commencing on the Effective Date and ending on the date thereafter that a payment, repayment or prepayment of principal is made to DSI pursuant to the DSI Loan.
"Unrestricted Consolidated Cash and Cash Equivalents" means the aggregate amounts of Consolidated Cash and Cash Equivalents that are not subject to any Encumbrance.
22	General Undertakings
The undertakings in this Clause 22 remain in force for the duration of the Facility Period.
22.1	Authorisations Each Borrower and the Guarantor shall promptly:
22.1.1	obtain, comply with and do all that is necessary to maintain in full force and effect; and

22.1.2	supply certified copies to the Agent of, any Authorisation required under any law or regulation of a Relevant Jurisdiction to:
(a)	enable any Security Party to perform its obligations under the Finance Documents to which it is a party;
(b)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and
(c)	enable any Security Party to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.
22.2	Compliance with laws
22.2.1
Each Borrower and the Guarantor shall comply (and shall procure that each other Security Party and each Affiliate of any of them shall comply), in all respects with all laws to which it may be subject, if (except as regards Sanctions, to which Clause 22.2.2 applies, and anti-corruption laws, to which Clause 22.5 applies) failure so to comply has or is reasonably likely to have a Material Adverse Effect.

22.2.2	Each Borrower and the Guarantor shall comply (and shall procure that each other Security Party and each Affiliate of any of them shall comply) in all respects with all Sanctions.
22.3	Environmental compliance
Each Borrower and the Guarantor shall (and shall procure that each other Security Party shall comply):
22.3.1	comply with all Environmental Laws;
22.3.2	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and
22.3.3	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.
22.4	Environmental Claims
Each Borrower and the Guarantor shall promptly upon becoming aware of the same, inform the Agent in writing of:
22.4.1	any Environmental Claim against any of the Security Parties which is current, pending or threatened; and
22.4.2	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any of the Security Parties, where the claim, if determined against that Security Party, has or is reasonably likely to have a Material Adverse Effect.

22.5	Anti-corruption law
22.5.1
Each Borrower and the Guarantor shall not (and shall procure that no other Security Party will) directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

22.5.2	Each Borrower and the Guarantor shall (and shall procure that each other Security Party shall):
(a)	conduct its businesses in compliance with applicable anti-corruption laws; and
(b)	maintain policies and procedures designed to promote and achieve compliance with such laws.
22.6	Taxation
22.6.1
Each Borrower and the Guarantor shall (and shall procure that each other Security Party shall) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment Is being contested in good faith;
(b)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 20.1 (Financial statements); and

(c)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
22.6.2	Neither any Borrower nor the Guarantor may (and no other Security Party may) change its residence for Tax purposes.
22.7
Evidence of good standing Each Borrower will from time to time if requested by the Agent provide the Agent with evidence in form and substance satisfactory to the Agent that the Security Parties and all corporate shareholders of any of the Security Parties (other than of the Guarantor) remain in good standing.

22.8
Pari passu ranking Each Borrower and the Guarantor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least part passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.9	Negative pledge
Except as permitted under Clause 22.9.3:
22.9.1	No Borrower shall create nor permit to subsist any Encumbrance over any of its assets.
22.9.2	No Borrower shall:

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Security Party;
(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(d)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
22.9.3	Clauses 22.9.1 and 22.9.2 do not apply to any Encumbrance which is a Permitted Encumbrance.
22.10	Disposals
22.10.1
Except as permitted under Clause 22.10.2, no Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

22.10.2	Clause 22.10.1 does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.
22.11	Arm's length basis
22.11.1	Except as permitted under Clause 22.11.2, no Borrower shall enter into any transaction with any person except on arm's length terms and for full market value.
22.11.2
Fees, costs and expenses payable under the Relevant Documents in the amounts set out in the Relevant Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent shall not be a breach of this Clause 22.11.

22.12	Merger No Borrower shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.
22.13	Guarantor change of name The Guarantor shall not change its name.
22.14	Change of business No Borrower shall make any substantial change to the general nature of its business from that carried on at the date of this Agreement.
22.15	No other business No Borrower shall engage in any business other than the ownership, operation, chartering and management of the relevant Vessel.
22.16
No acquisitions No Borrower shall acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company. Neither the Guarantor nor any Subsidiary of the Guarantor shall acquire any vessels during the period commencing on the Effective Date and ending on 15 September 2018.

22.17	No Joint Ventures No Borrower shall:
22.17.1	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or
22.17.2
transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

22.18
No borrowings No Borrower shall incur or allow to remain outstanding any Financial Indebtedness (except for the Loan and any Financial Indebtedness incurred from any other member of the Group which is subordinated to the Indebtedness on terms acceptable to the Agent). Neither the Guarantor nor any Subsidiary of the Guarantor (other than the Borrowers) shall incur any Financial Indebtedness (except Financial Indebtedness incurred from members of the Group) during the period commencing on the Effective Date and ending on 15 September 2018.

22.19	No substantial liabilities Except in the ordinary course of business, no Borrower shall incur any liability to any third party which is in the Agent's opinion of a substantial nature.
22.20	No loans or credit
22.20.1	No Borrower shall be a creditor in respect of any Financial Indebtedness (except Financial Indebtedness extended to the other members of the Group).
22.20.2	The Guarantor shall procure that no member of the Group shall be a creditor in respect of any Financial Indebtedness (except Financial Indebtedness extended to the other members of the Group).
22.20.3
Each Borrower agrees and undertakes with the Finance Parties that all claims of whatsoever nature which it has or may have at any time against any other Borrower or any other Security Party or any of their respective property or assets shall rank after and be in all respects subordinate to any and all claims, whether actual or contingent, which the Finance Parties have or may have at any time against the Borrowers or any of them or such other Security Party or any of its property or assets and that it will not without the prior written consent of the Agent (acting on the instructions of the Majority Lenders):

(i)	demand or accept payment in whole or in part of any moneys owing to it by any other Borrower or any other Security Party;
(ii)
take any steps to enforce its rights to recover any moneys owing to it by any other Borrower or any other Security Party and more particularly (but without limitation) take or issue any judicial or other legal proceedings against any Borrower or other Security Party or any of their respective property or assets; or

(iii)	prove in the liquidation or other dissolution of any Borrower or other Security Party in competition with a Finance Party.

22.21	No guarantees or indemnities No Borrower shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person.
22.22	No dividends During the Dividend Restriction Period, no Borrower nor the Guarantor shall:
(a)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve; or
(c)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so, each a "Distribution".
At any time other than during the Dividend Restriction Period, any Borrower or the Guarantor may make a Distribution unless if to do so would result in a breach of Clause 21 (Financial Covenants) or if an Event of Default is continuing, or, in respect of the Borrowers only, the issue of any new shares in its share capital would not be subject to a Shares Pledge.
22.23
No change in Relevant Documents Neither any Borrower nor the Guarantor shall (and the Borrowers shall procure that no other Security Party will) amend, vary, novate, supplement, supersede, waive or terminate any term of, any of the Relevant Documents (other than the Guarantor's constitutional documents) which are not Finance Documents.

22.24	Further assurance
22.24.1
Each Borrower and the Guarantor shall (and shall procure that each other Security Party shall) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(a)
to perfect any Encumbrance created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Encumbrance over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)
to confer on the Security Agent or confer on the Finance Parties an Encumbrance over any property and assets of that Borrower (or that other Security Party as the case may be) located in any jurisdiction equivalent or similar to the Encumbrance intended to be conferred by or pursuant to the Security Documents; and/or

(c)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

22.24.2
Each Borrower and the Guarantor shall (and shall procure that each other Security Party shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

22.25
No dealings with Master Agreements No Borrower shall assign, novate or encumber or in any other way transfer any of its rights or obligations under any Master Agreement, nor enter into any interest rate exchange or hedging agreement with anyone other than a Swap Provider.

22.26	Securities. Purchase Agreement The Guarantor shall procure that there is no amendment to the terms of the Securities Purchase Agreement.
22.27	DSI Loan The Borrowers and the Guarantor shall procure that:
22.27.1	there shall be no amendment to the terms of the DSI Loan save as permitted by this Agreement;
22.27.2	unless otherwise agreed in writing by the Agent, no additional party accedes to the DSI Loan as an additional borrower;
22.27.3	during the Facility Period there shall be no repayments or prepayments pursuant to the DSI Loan that exceed $5,000,000 per year or $32,500,000 in aggregate;
22.27.4	no Encumbrance may be granted over any assets of the Group in favour of DSI as security for the DSI Loan;
22.27.5
no payments, repayments or prepayments of principal are to be made pursuant to the DSI Loan prior to the date that is the later of (i) 15 September 2018 and (ii) the date when the Deferred Tranche has been repaid or prepaid in full; and

22.27.6	the Margin (as defined in the DSI Loan) payable pursuant to the DSI Loan shall not exceed three point three five per cent per annum.
22.28
Management of Guarantor The Guarantor shall procure that the Executive Managers remain as the chairman of the board of directors and chief executive officer of the Guarantor and a director and the president of the Guarantor respectively, or such other persons as may be approved by the Agent.

22.29	Ownership covenants The Borrowers and the Guarantor shall procure that:
22.29.1	the members of the Families and DSI shall individually or in aggregate own not less than 20% of the issued shares in the Guarantor;
22.29.2	no single entity or group of related parties under common ultimate ownership shall
(a)	individually or in aggregate own directly or indirectly more than 50% of the issued shares in the Guarantor;

(b)
make, or in any way participate, directly or indirectly in any solicitation of proxies to vote that would result in such entity or group having control of more than 50% of the voting rights in the Guarantor;

(c)	form, join or in any way participate in a group in order to accomplish either of (a) or (b) above; or
(d)	knowingly advise, assist or encourage any entity in order to accomplish either of (a) or (b) above.
22.29.3
without the prior written consent of the Agent, there shall be no change in the legal ownership of any Borrower from that advised to the Agent by the Borrowers on the date of this Agreement or in the ability of a person to appoint a majority to the board of directors of any Borrower; and

22.29.4	no bearer shares shall be issued by any of the Security Parties.
22.30               NASDAQ listing The Guarantor shall remain listed on the NASDAQ exchange.
22.31
Master Agreements If a Swap Provider and the Borrowers enter into a Master Agreement after the date on which any Mortgage is executed and registered in favour of the Security Agent, the Borrowers shall execute and deliver to the Security Agent any amendment or addendum to each Mortgage to secure that part of the Indebtedness relating to the Master Agreement, together with such supporting documentation at the Agent may reasonably require.

22.32
Master Agreement Proceeds Charge In the event that a Swap Provider and the Borrowers enter into a Master Agreement, the Borrowers shall execute and deliver to the Security Agent a Master Agreement Proceeds Charge, together with such supporting documentation at the Agent may reasonably require.

22.33
Clear Market During the period commencing on the date of this Agreement until 31 January 2016, the Borrowers and the Guarantor shall not and shall procure that no other member of the Group shall announce, enter into discussions to raise, raise or attempt to raise any other finance in the international or any relevant domestic syndicated loan, debt, bank, capital or equity market (including, but not limited to, any bilateral or syndicated facility, bond or note issuance or private placement) without the prior written consent of the Arranger.

22.34
Negative pledge of vessels The Guarantor shall procure that its relevant Subsidiaries shall not create nor permit to subsist any Encumbrance over any Negative Pledge Vessel other than a Permitted Encumbrance. It is agreed that this Clause shall not confer on a Finance Party a right to (i) require the relevant Subsidiary of the Guarantor to sell the relevant Negative Pledge Vessel, (H) dictate to the relevant Subsidiary the use of any sale proceeds received by the relevant Subsidiary following a sale of a Negative Pledge Vessel, (iii) be involved in the negotiations of the terms for the sale and transfer of the relevant Negative Pledge Vessel or (iv) require its consent for the sale or transfer by the relevant Subsidiary of the Guarantor of the relevant Negative Pledge Vessel.

23	Events of Default
23.1	Events of Default Each of the events or circumstances set out in this Clause 23.1 is an Event of Default.
23.1.1	Non-payment A Security Party does not pay on the due date any amount payable by it under a Finance Document at the place at and in the currency in which it is expressed to be payable unless:
(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within two Business Days of its due date.
23.1.2	Other specific obligations A Security Party does not comply with:
(a)	any requirement of Clause 21 (Financial Covenants);
(b)	any obligation in a Finance Document relating to the Insurances;
(c)	any obligation in Clause 17.12 (Additional security);
(d)	any obligation in Clause 17.14 (Liquidity Account); or
(e)	any obligation in Clause 22.26 (Securities Purchase Agreement), Clause 22.27 (DSI Loan), Clause 22.28 (Management of Guarantor), Clause 22.29 (Ownership covenants) and Clause 22.30 (NASDAQ Listing).
23.1.3	Other obligations
(a)	A Security Party does not comply with any provision of a Finance Document (other than those referred to in Clause 23.1.1 (Non-payment) and Clause 23.1.2 (Other specific obligations)).
(b)
No Event of Default under this Clause 23.1.3 will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (i) the Agent giving notice to the Borrowers and (ii) the Borrowers becoming aware of the failure to comply.

23.1.4
Misrepresentation Any representation or statement made or deemed to be repeated by a Security Party in any Finance Document or any other document delivered by or on behalf of a Security Party under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

23.1.5	Cross default Any Financial Indebtedness of a Security Party or any other member of the Group:
(a)	is not paid when due nor within any originally applicable grace period; or
(b)	is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described); or
(c)	is capable of being declared by a creditor to be due and payable prior to its specified maturity as a result of such an event
No Event of Default will occur under this Clause 23.1.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clause (a) to (c) in respect of the Guarantor only is less than $3,000,000 (or its equivalent in any other currency or currencies).
23.1.6	Insolvency
(a)
A Security Party or any other member of the Group is unable or admits inability to pay its debts as they fall due, is deemed to, or is declared to, be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts, or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of the Guarantor is less than its liabilities (taking into account contingent and prospective liabilities).
(c)
A moratorium is declared in respect of any indebtedness of a Security Party or any other member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

23.1.7	Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken for:
(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of a Security Party or any other member of the Group;

(b)	a composition, compromise, assignment or arrangement with any creditor of a Security Party or any other member of the Group;
(c)
the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or trustee or other similar officer in respect of a Security Party or any other member of the Group or any of its assets; or

(d)	enforcement of any Encumbrance over any assets of a Security Party or any other member of the Group, or any analogous procedure or step is taken in any jurisdiction.
This Clause 23.1.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.
23.1.8
Creditors' process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Security Party or any other member of the Group which in the case of the Guarantor only relates to any asset or assets the aggregate value of which exceeds $3,000,000.

23.1.9	Unlawfulness and invalidity
(a)
It is or becomes unlawful for a Security Party to perform any of its obligations under the Finance Documents or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be effective.

(b)
Any obligation or obligations of any Security Party under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)
Any Finance Document ceases to be in full force and effect or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

23.1.10	Cessation of business A Security Party ceases, or threatens to cease, to carry on all or a substantial part of its business.
23.1.11
Expropriation The authority or ability of a Security Party or any other member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to a Security Party or any other member of the Group or any of its assets.

23.1.12	Repudiation and rescission of agreements
(a)	A Security Party rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.
(b)
Subject to Clause 23.1.12(c), any party to any of the Relevant Documents that is not a Finance Document rescinds or purports to rescind or repudiates or purports to repudiate that Relevant Document in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

(c)
Any of the Management Agreements or a Charter is terminated, cancelled or otherwise ceases to remain in full force and effect at any time prior to its contractual expiry date and, in the case of a Management Agreement is not replaced within three days, and in the case a Charter is not replaced within three months, by a similar agreement in form and substance satisfactory to the Majority Lenders.

(d)	DSI does not comply with any provision of the Intercreditor Deed.
23.1.13	Conditions subsequent Any of the conditions referred to in Clause 4.3 (Conditions subsequent) is not satisfied within the time reasonably required by the Agent.
23.1.14
Revocation or modification of Authorisation Any Authorisation of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Security Parties or any other person (except a Finance Party) to comply with any of their obligations under any Relevant Document is not obtained, is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Agent considers is, or may be, prejudicial to the interests of any Finance Party, or ceases to remain in full force and effect.

23.1.15	Reduction of capital A Security Party reduces its authorised or issued or subscribed capital.
23.1.16
Loss of Vessel A Vessel suffers a Total Loss or is otherwise destroyed or abandoned, or a similar event occurs in relation to any other vessel which may from time to time be mortgaged to the Security Agent as security for the payment of all or any part of the Indebtedness, except that a Total Loss (which term shall for the purposes of the remainder of this Clause 23.1.16 include an event similar to a Total Loss in relation to any other vessel) shall not be an Event of Default if:

(a)	that Vessel or other vessel is insured in accordance with the Security Documents and a claim for Total Loss is available under the terms of the relevant insurances;
(b)	no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Agent in its discretion that any such refusal or dispute is likely to occur; and
(c)
payment of all insurance proceeds in respect of the Total Loss is made in full to the Security Agent within 120 days of the occurrence of the casualty giving rise to the Total Loss in question or such longer period as the Agent may in its discretion agree.

23.1.17
Challenge to registration The registration of a Vessel or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested.

23.1.18	War The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent in its discretion considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced.
23.1.19
Master Agreement termination A notice is given by a Swap Provider under section 6(a) of a Master Agreement, or by any person under section 6(b)(iv) of a Master Agreement, in either case designating an Early Termination Date for the purpose of that Master Agreement, or a Master Agreement is for any other reason terminated, cancelled, suspended, rescinded, revoked or otherwise ceases to remain in full force and effect.

23.1.20	Notice of determination The Guarantor gives notice to the Security Agent to determine any obligations under the Guarantee.
23.1.21
 Litigation Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Relevant Documents or the transactions contemplated in the Relevant Documents or against a Security Party or its assets which have or are reasonably likely to have a Material Adverse Effect.

23.1.22	Material adverse change Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.
23.1.23	Sanctions
(a)
Any of the Security Parties or any Affiliate of any of them becomes a Prohibited Person or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Prohibited Person or any of such persons becomes the owner or controller of a Prohibited Person.

(b)
Any proceeds of the Loan are made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)	Any of the Security Parties or any Affiliate of any of them is not in compliance with all Sanctions.
23.2	Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:
23.2.1	by notice to the Borrowers cancel the Total Commitments, at which time they shall immediately be cancelled;
23.2.2
by notice to the Borrowers declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, at which time they shall become immediately due and payable;

23.2.3	by notice to the Borrowers declare that the Loan is payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

23.2.4	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

Section 9	Changes to Parties
24	Changes to the Lenders
24.1	Assignments and transfers by the Lenders Subject to this Clause 24, a Lender (the "Existing Lender") may:
24.1.1	assign any of its rights; or
24.1.2	transfer by novation any of its rights and obligations,
under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").
24.2	Conditions of assignment or transfer
24.2.1
An Existing Lender must consult with the Borrowers for no less than 30 days but no more than 40 days before it may make an assignment or transfer in accordance with Clause 24.1 (Assignments and transfers by the Lenders) unless the assignment or transfer is:

(a)	to another Lender or an Affiliate of a Lender;
(b)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or
(c)	made at a time when an Event of Default is continuing.
24.2.2	An assignment will only be effective on:
(a)
receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(b)
performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

24.2.3	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.
24.2.4	If:
(a)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, a Borrower would be obliged to make a payment to the New Lender or

Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),
then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.
24.2.5
Each New Lender confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3
Assignment or transfer fee Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Loan, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $5,000.

24.4	Limitation of responsibility of Existing Lenders
24.4.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(a)	the legality, validity, effectiveness, adequacy or enforceability of the Relevant Documents or any other documents;
(b)	the financial condition of any Security Party;
(c)	the performance and observance by any Security Party of its obligations under the Relevant Documents or any other documents; or
(d)	the accuracy of any statements (whether written or oral) made in or in connection with any of the Relevant Documents or any other document, and any representations or warranties implied by law are excluded.
24.4.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(a)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Security Party and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any of the Relevant Documents; and

(b)
will continue to make its own independent appraisal of the creditworthiness of each Security Party and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

24.4.3	Nothing in any Finance Document obliges an Existing Lender to:
(a)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or
(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Security Party of its obligations under the Relevant Documents or otherwise.
24.5	Procedure for transfer
24.5.1
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 24.5.3 when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 24.2.2(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

24.5.2
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

24.5.3	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:
(a)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each Borrower and the Guarantor and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

(b)
each Borrower and the Guarantor and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Borrower and the Guarantor and the New Lender have assumed and/or acquired the same in place of that Borrower and the Guarantor and the Existing Lender;

(c)
the Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(d)	the New Lender shall become a Party as a "Lender".

24.6	Procedure for assignment
24.6.1
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with Clause 24.6.3 when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 24.6.2, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

24.6.2
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

24.6.3	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:
(a)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents and expressed to be the subject of the assignment in the Assignment Agreement;

(b)
the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents); and

(c)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.
24.6.4
Lenders may utilise procedures other than those set out in this Clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Security Party or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by that Security Party from the obligations owed to that Security Party by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer).

24.7
Copy of Transfer Certificate or Assignment Agreement to Borrowers The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

24.8
Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Security Party, at any time charge, assign or otherwise create Encumbrances in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
24.8.1	any charge, assignment or other Encumbrance to secure obligations to a federal reserve or central bank; and
24.8.2
in the case of any Lender which is a fund, any charge, assignment or other Encumbrance granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Encumbrance shall:

(a)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Encumbrance for the Lender as a party to any of the Finance Documents; or

(b)
require any payments to be made by a Security Party other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.9	Pro rata interest settlement
24.9.1
If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 24.5 (Procedure for transfer) or any assignment pursuant to Clause 24.6 (Procedure for assignment) the Transfer Date of which is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than three months, on the next of the dates which falls at three monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

24.9.2	In this Clause 24.9 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.

24.10
Swap Provider Accession A Lender may accede to this Agreement as a Swap Provider pursuant to a Swap Provider Accession Deed. Each Swap Provider shall be permitted to enter into Transactions up to a maximum amount attributable to that Swap Provider's (in that entity's capacity as Lender) Commitment. With effect from the date of acceptance by the Security Agent and the Agent of a Swap Provider Accession Deed duly executed and delivered to the Agent and the Security Agent by the acceding Swap Provider or, if later, the date specified in that Swap Provider Accession Deed. In the event that a Lender ceases to be a Lender, such Lender shall cease to be a Swap Provider on the date that such Lender ceases to be a Lender and any Party ceasing to be a Swap Provider shall be discharged from further obligations towards the Security Agent and the other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date).

25	Changes to the Security Parties
25.1	No assignment or transfer by Security Parties No Security Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

Section 10	The Finance Parties
26	Role of the Agent, the Security Agent and the Arranger
26.1	Appointment of the Agent
26.1.1
Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents and each of the Arranger, the Lenders and the Agent appoints the Security Agent to act as its security agent for the purpose of the Security Documents.

26.1.2
Each of the Arranger and the Lenders authorises the Agent and each of the Arranger, the Lenders and the Agent authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent or the Security Agent (as the case may be) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.1.3
Each of the Swap Providers appoints the Security Agent to act as its security agent for the purpose of the Security Documents and authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Security Documents together with any other incidental rights, powers, authorities and discretions.

26.1.4
Except in Clause 26.14 (Replacement of the Agent) or where the context otherwise requires, references in this Clause 26 to the "Agent" shall mean the Agent and the Security Agent individually and collectively and references in this Clause 26 to the "Finance Documents" or to any "Finance Document" shall not include any Master Agreement.

26.2	Instructions
26.2.1	The Agent shall:
(a)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(i)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(ii)	in all other cases, the Majority Lenders; and
(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 26.2.1(a).
26.2.2
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
26.2.3
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

26.2.4
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

26.2.5	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
26.2.6
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 26.2.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or the enforcement of the Finance Documents.

26.3	Duties of the Agent
26.3.1	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
26.3.2	Subject to Clause 26.3.3, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
26.3.3	Without prejudice to Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), Clause 26.3.1 shall not apply to any Transfer Certificate or any Assignment Agreement.
26.3.4	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
26.3.5	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.
26.3.6
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

26.3.7	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
26.4	Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.
26.5	No fiduciary duties
26.5.1	Subject to Clause 26.12 (Trust) which relates to the Security Agent only, nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.
26.5.2	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
26.6
Business with Security Parties The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Borrower, any other Security Party or any Affiliate of any one of them.

26.7	Rights and discretions of the Agent
26.7.1	The Agent may:
(a)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(b)	assume that:
(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of (A), may assume the truth and accuracy of that certificate.

26.7.2	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or security agent for the Finance Parties (as the case may be)) that:
(a)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Events of Default));
(b)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and
(c)	any notice or request made by the Borrowers (other than a Drawdown Request) is made on behalf of and with the consent and knowledge of all the Security Parties.
26.7.3	The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts.
26.7.4
Without prejudice to the generality of Clause 26.7.3 or Clause 26.7.5, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

26.7.5
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

26.7.6	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:
(a)	be liable for any error of judgment made by any such person; or
(b)
be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct.

26.7.7	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
26.7.8	Without prejudice to the generality of Clause 26.7.7, the Agent:
(a)	may disclose; and
(b)	on the written request of the Borrowers or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Borrowers and to the other Finance Parties.

26.7.9
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7.10	The Agent may not disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of Clause 10.2.2 (Market Disruption).
26.7.11
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

26.8	Responsibility for documentation Neither the Agent nor the Arranger is responsible or liable for:
26.8.1
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, a Security Party or any other person given in or in connection with any Relevant Document or the transactions contemplated in the Finance Documents; or

26.8.2
the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Relevant Document; or

26.8.3
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.9	No duty to monitor The Agent shall not be bound to enquire:
26.9.1	whether or not any Default has occurred;
26.9.2	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
26.9.3	whether any other event specified in any Finance Document has occurred.
26.10	Exclusion of liability
26.10.1
Without limiting Clause 26.10.2 (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent) the Agent shall not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(a)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents, unless directly caused by its gross negligence or wilful misconduct;

(b)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, any Encumbrance created or expressed to be created or evidenced by the Security Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents;

(c)	any shortfall which arises on the enforcement or realisation of the Trust Property; or
(d)
without prejudice to the generality of Clauses 26.10.1(a), 26.10.1(b) and 26.10.1(c), any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or
(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
26.10.2
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Relevant Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.7 (Third Party Rights) and the provisions of the Third Parties Act.

26.10.3
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

26.10.4	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:
(a)	any "know your customer" or other checks in relation to any person;
(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.
26.10.5
Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

26.11	Lenders' indemnity to the Agent
26.11.1
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and every Receiver and Delegate, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.12 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Agent, Receiver or Delegate has been reimbursed by a Security Party pursuant to a Finance Document).

26.11.2	Subject to Clause 26.11.3, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to Clause 26.11.1
26.11.3	Clause 26.11.2 shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to a Security Party.

26.12
Trust The Security Agent agrees and declares, and each of the other Finance Parties acknowledges, that, subject to the terms and conditions of this Clause 26.12, the Security Agent holds the Trust Property on trust for the Finance Parties absolutely. Each of the other Finance Parties agrees that the obligations, rights and benefits vested in the Security Agent shall be performed and exercised in accordance with this Clause 26.12. The Security Agent shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as security agent for the Finance Parties, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition:

26.12.1
the Security Agent and any Delegate may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Security Agent or any Delegate by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents;

26.12.2
the other Finance Parties acknowledge that the Security Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance;

26.12.3	the Finance Parties agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of 125 years from the date of this Agreement;
26.12.4
the Security Agent shall not be liable for any failure, omission, or defect in perfecting the security constituted or created by any Finance Document including, without limitation, any failure to register the same in accordance with the provisions of any of the documents of title of any Security Party to any of the assets thereby charged or effect or procure registration of or otherwise protect the security created by any Security Document under any registration laws in any jurisdiction and may accept without enquiry such title as any Security Party may have to any asset;

26.12.5
the Security Agent shall not be under any obligation to hold any title deed, Finance Document or any other documents in connection with the Finance Documents or any other documents in connection with the property charged by any Finance Document or any other such security in its own possession or to take any steps to protect or preserve the same, and may permit any Security Party to retain all such title deeds, Finance Documents and other documents in its possession; and

26.12.6
save as otherwise provided in the Finance Documents, all moneys which under the trusts therein contained are received by the Security Agent may be invested in the name of or under the control of the Security Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent, and the same may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including the Security Agent) and upon such terms as the Security Agent may think fit.
The provisions of Part I of the Trustee Act 2000 shall not apply to the Security Agent or the Trust Property.
26.13	Resignation of the Agent
26.13.1	The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrowers.
26.13.2
Alternatively the Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent.

26.13.3
If the Majority Lenders have not appointed a successor Agent in accordance with Clause 26.13.2 within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrowers) may appoint a successor Agent.

26.13.4
If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 26.13.3, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 26 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.

26.13.5
The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

26.13.6	The Agent's resignation notice shall only take effect upon the appointment of a successor and (in the case of the Security Agent) the transfer of all the Trust Property to that successor.
26.13.7
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 26.13.5) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
26.13.8
The Agent shall resign in accordance with Clause 26.13.2 (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 26.13.3) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)
the Agent fails to respond to a request under Clause 12.7 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)
the information supplied by the Agent pursuant to Clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Borrower or that Lender, by notice to the Agent, requires it to resign.
26.14	Replacement of the Agent
26.14.1
After consultation with the Borrowers, the Majority Lenders may, by giving 30 days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority lenders) replace the Agent by appointing a successor Agent.

26.14.2
The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its function as Agent under the Finance Documents.

26.14.3
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 26.14.2 but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

26.14.4	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.15	Confidentiality
26.15.1
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

26.15.2	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
26.15.3
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

26.16	Relationship with the Lenders
26.16.1
Subject to Clause 24.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: entitled to or liable for any payment due under any Finance Document on that day; and entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

26.16.2
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents. Such notice shall contain the address and fax number (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.17
Credit appraisal by the Lenders Without affecting the responsibility of any Security Party for information supplied by it or on its behalf in connection with any Relevant Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Relevant Document including but not limited to:

26.17.1	the financial condition, status and nature of each Security Party;

26.17.2
the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Relevant Document;

26.17.3
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Relevant Document, the transactions contemplated by the Relevant Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of under or in connection with any Relevant Document; and

26.17.4
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any Encumbrance created or expressed to be created or evidenced by the Security Documents or the existence of any Encumbrance affecting the Charged Property.

26.18
Reference Banks If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrowers) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.19
Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27	Conduct of Business by the Finance Parties
No provision of this Agreement will:
27.1	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
27.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
27.3	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
28	Sharing among the Finance Parties
28.1
Payments to Finance Parties If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Security Party other than in accordance with Clause 29 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

28.1.1	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

28.1.2
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

28.1.3
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments).

28.2
Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Security Party and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 29.6 (Partial payments) towards the obligations of that Security Party to the Sharing Finance Parties.

28.3
Recovering Finance Party's rights On a distribution by the Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Security Party, as between the relevant Security Party and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Security Party.

28.4	Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
28.4.1
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

28.4.2	as between the relevant Security Party and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Security Party.
28.5	Exceptions
28.5.1
This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Security Party.

28.5.2
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11	Administration
29	Payment Mechanics
29.1
Payments to the Agent On each date on which a Security Party or a Lender is required to make a payment under a Finance Document (other than any Master Agreement), that Security Party or that Lender shall make the same available to the Agent for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.
29.2
Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to a Security Party) and Clause 29.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency.

29.3
Distributions to a Security Party The Agent may (with the consent of a Security Party or in accordance with Clause 30 (Set-Om) apply any amount received by it for that Security Party in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Security Party under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	Clawback and pre-funding
29.4.1
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

29.4.2
Unless Clause 29.4.3 applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

29.4.3
If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(a)	the Agent shall notify the Borrowers of that Lender's identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(b)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

29.5	Impaired Agent
29.5.1
If, at any time, the Agent becomes an Impaired Agent, a Security Party or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 29.1 (Payments to the Agent) may instead either:

(a)	pay that amount direct to the required recipient(s); or
(b)
if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Security Party or the Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties").

In each case such payments must be made on the due date for payment under the Finance Documents.
29.5.2	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.
29.5.3
A Party which has made a payment in accordance with this Clause 29.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

29.5.4
Promptly upon the appointment of a successor Agent in accordance with Clause 26.14 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to Clause 29.5.5) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 29.2 (Distributions by the Agent).

29.5.5	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:
(a)	that it has not given an instruction pursuant to Clause 29.5.4; and
(b)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.
29.6	Partial payments
29.6.1
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Security Party under the Finance Documents (other than any Master Agreement), the Agent shall apply that payment towards the obligations of that Security Party under the Finance Documents (other than any Master Agreement) in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Security Agent under the Finance Documents;
(b)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;
(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and
(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
29.6.2	The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clauses 29.6.1(b) to 29.6.1(d).
29.6.3	Clauses 29.6.1 and 29.6.2 will override any appropriation made by a Security Party.
29.7
No set-off by Security Parties All payments to be made by a Security Party under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.8
Business Days Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
29.9	Currency of account
29.9.1	Subject to Clauses 29.9.2 to 29.9.5, dollars is the currency of account and payment for any sum due from a Security Party under any Finance Document.
29.9.2	A repayment or payment of all or part of the Loan or an Unpaid Sum shall be made in the currency in which the Loan or Unpaid Sum is denominated on its due date.

29.9.3	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.
29.9.4	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
29.9.5	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.
29.10
Control account The Agent shall open and maintain on its books a control account in the names of the Borrowers showing the advance of the Loan and the computation and payment of interest and all other sums due under this Agreement. The Borrowers' obligations to repay the Loan and to pay interest and all other sums due under this Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this Clause 29.10 and those entries will, in the absence of manifest error, be conclusive and binding.

29.11	Change of currency
29.11.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(a)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and

(b)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

29.11.2
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.12	Disruption to payment systems etc. If either the Agent determines in its discretion that a Disruption Event has occurred or the Agent is notified by the Borrowers that a Disruption Event has occurred:
29.12.1
the Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Loan as the Agent may deem necessary in the circumstances;

29.12.2
the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in Clause 29.12.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to any such changes;

29.12.3
the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 29.12.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

29.12.4
any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and Waivers);

29.12.5
the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.12; and

29.12.6	the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 29.12.4.
30	Set-Off
30.1
Set-off A Finance Party may set off any matured obligation due from a Security Party under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Security Party, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.2
Master Agreement rights The rights conferred on each Swap Provider by this Clause 30 shall be in addition to, and without prejudice to or limitation of, the rights of netting and set off conferred on each Swap Provider by each Master Agreement.

31	Notices
31.1	Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
31.2
Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

31.2.1	in the case of each Borrower, that identified with its name below;
31.2.2	in the case of the Guarantor, that identified with its name below;
31.2.3	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party;
31.2.4	in the case of each Swap Provider, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

31.2.5	in the case of the Agent or the Security Agent, that identified with its name below, or any substitute address, fax number, or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.
31.3	Delivery Any communication or document made or delivered by one Party to another under or in connection with the Finance Documents will only be effective:
31.3.1	if by way of fax, when received in legible form; or
31.3.2	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.
Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).
All notices from or to a Security Party (save in respect of any Master Agreement) shall be sent through the Agent.
Any communication or document which becomes effective, in accordance with this Clause 31.3, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
31.4	Notification of address and fax number Promptly upon changing its address or fax number, the Agent shall notify the other Parties.
31.5
Communication when Agent is Impaired Agent If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

31.6	English language Any notice given under or in connection with any Finance Document must be in English. All other documents provided under or in connection with any Finance Document must be:
31.6.1	in English; or
31.6.2
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32	Calculations and Certificates
32.1
Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Agent pursuant to Clause 29.10 (Control account) are prima fade evidence of the matters to which they relate.

32.2
Certificates and determinations Any certification or determination by the Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3
Day count convention Any Interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33	Partial Invalidity
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
34	Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
35	Amendments and Waivers
35.1	Required consents
35.1.1
Subject to Clause 35.2 (Exceptions) any term of the Finance Documents (other than the Master Agreements) may be amended or waived only with the consent of the Majority Lenders and the Borrowers and any such amendment or waiver will be binding on all Parties.

35.1.2	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 35.
35.1.3
Without prejudice to the generality of Clauses 26.7.3, 26.7.4 and 26.7.5 (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

35.2	Exceptions
35.2.1	An amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:
(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);
(b)	an extension to the date of payment of any amount under the Finance Documents;
(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;
(d)	an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably;
(e)	any provision which expressly requires the consent of all the Lenders;
(f)	Clause 2.2 (Finance Parties' rights and obligations), Clause 24 (Changes to the Lenders), this Clause 35, Clause 40 (Governing Law) or Clause 41.1 (Jurisdiction of English courts);
(g)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:
(i)	the Guarantee;
(ii)	the Charged Property; or
(iii)	the manner in which the proceeds of enforcement of the Security Documents are distributed; or
(h)
the release of the Guarantee or of any Encumbrance created or expressed to be created or evidenced by the Security Documents unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of any Encumbrance created or expressed to be created or evidenced by the Security Documents where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; shall not be made, or given, without the prior consent of all the Lenders.

35.2.2
An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or, as the case may be, the Arranger.

35.3	Excluded Commitments
If:
35.3.1	any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within ten Business Days of that request being made; or
35.3.2
any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in Clauses 35.2.1(b), 35.2.1(c) and 35.2.1(d) (Exceptions)) or such a vote within ten Business Days of that request being made,

(unless, in either case, the Borrowers and the Agent agree to a longer time period in relation to any request):
(a)
its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
35.4	Replacement of Lender
35.4.1	If:
(a)	any Lender becomes a Non-Consenting Lender (as defined in Clause 35.4.4); or
(b)
a Borrower or any other Security Party becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 12.2 (Tax gross-up), Clause 12.3 (Tax Indemnity) or Clause 13.1 (Increased costs) to any Lender, then the Borrowers may, on ten Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrowers, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.
35.4.2	The replacement of a Lender pursuant to this Clause 35.4 shall be subject to the following conditions:
(a)	the Borrowers shall have no right to replace the Agent or Security Agent;
(b)	neither the Agent nor the Lender shall have any obligation to the Borrowers to find a Replacement Lender;

(c)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 15 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;
(d)	in no event shall the Lender replaced under this Clause 35.4 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and
(e)
the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 35.4.1 once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

35.4.3
A Lender shall perform the checks described in Clause 35.4.2(e) as soon as reasonably practicable following delivery of a notice referred to in Clause 35.4.1 and shall notify the Agent and the Borrowers when it is satisfied that it has complied with those checks.

35.4.4	In the event that:
(a)
the Borrowers or the Agent (at the request of the Borrowers) have requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(b)	the consent, waiver or amendment in question requires the approval of all the Lenders; and
(c)
Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender".

35.5	Disenfranchisement of Defaulting Lenders
35.5.1	For so long as a Defaulting Lender has any Commitment, in ascertaining:
(a)	the Majority Lenders; or
(b)	whether:
(i)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or
(ii)	the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Commitment will be reduced by the amount of its participation in the Loan It has failed to make available and, to the extent that that reduction results in that Defaulting Lender's Commitment being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of (i) and (ii).
35.5.2	For the purposes of this Clause 35.5, the Agent may assume that the following Lenders are Defaulting Lenders:
(a)	any Lender which has notified the Agent that it has become a Defaulting Lender;
(b)
any Lender in relation to which it is aware that any of the events or circumstances referred to in (a), (b) or (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

35.6	Replacement of a Defaulting Lender
35.6.1
The Borrowers may, at any time a Lender has become and continues to be a Defaulting Lender, by giving ten Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrowers which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(a)
in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.9 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(b)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrowers and which does not exceed the amount described in (a).
35.6.2	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 35.6 shall be subject to the following conditions:
(a)	the Borrowers shall have no right to replace the Agent or Security Agent;
(b)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrowers to find a Replacement Lender;
(c)	the transfer must take place no later than 10 Business Days after the notice referred to in Clause 35.6.1;
(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(e)
the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to 35.6.1 once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

35.6.3
The Defaulting Lender shall perform the checks described in Clause 35.6.2(e) as soon as reasonably practicable following delivery of a notice referred to in Clause 35.6.1 and shall notify the Agent and the Borrowers when it is satisfied that it has complied with those checks.

36	Confidentiality
36.1
Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information) and Clause 36.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

36.2	Disclosure of Confidential Information Any Finance Party may disclose:
36.2.1
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 36.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

36.2.2	to any person:
(a)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(b)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Security Parties and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(c)
appointed by any Finance Party or by a person to whom Clause 362.2(a) or 36.2.2(b) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 26.16 (Relationship with the Lenders));

(d)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 36.2.2(a) or 36.2.2(b);
(e)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f)	to whom information is required to be disclosed in connection with, and for the . purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(g)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.8 (Security over Lenders' rights);
(h)	who is a Party; or
(i)	with the consent of the Borrowers;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(i)
in relation to Clauses 36.2.2(a), 36.2.2(b) and 36.2.2(c), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)
in relation to Clause 36.2.2(d), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(iii)
in relation to Clauses 36.2.2(e), 36.2.2(f) and 36.2.2(g), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

36.2.3
to any person appointed by that Finance Party or by a person to whom Clause 36.2.2(a) or 36.2.2(b) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 36.2.3 if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; and
36.2.4
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Security Parties if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. Any Lender may also disclose the size and term of the Loan and the name of each of the Security Parties to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Lender's rights or obligations under the Finance Documents.

36.3	Disclosure to numbering serviceproviders
36.3.1
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Loan and/or one or more Security Parties the following information:

(a)	names of Security Parties;
(b)	country of domicile of Security Parties;
(c)	place of incorporation of Security Parties;
(d)	date of this Agreement;
(e)	Clause 40 (Governing law);
(f)	the names of the Agent and the Arranger;
(g)	date of each amendment and restatement of this Agreement;
(h)	amount of Total Commitments;
(i)	currencies of the Loan;
(j)	type of Loan;
(k)	ranking of the Loan;
(l)	Termination Date;
(m)	changes to any of the information previously supplied pursuant to (a) to (I); and
(n)	such other information agreed between such Finance Party and that Security Party,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
36.3.2
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or one or more Security Parties by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

36.3.3	Each Borrower represents that none of the information set out in Clauses 36.3.1(a) to 36.3.1(n) is, nor will at any time be, unpublished price-sensitive information.
36.3.4	The Agent shall notify the Borrowers and the other Finance Parties of:
(a)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Loan and/or one or more Security Parties; and
(b)	the number or, as the case may be, numbers assigned to this Agreement, the Loan and/or one or more Security Parties by such numbering service provider.
36.4
Entire agreement This Clause 36 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

36.5
Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

36.6	Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:
36.6.1
of the circumstances of any disclosure of Confidential Information made pursuant to Clause 36.2.2(e) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

36.6.2	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 36.
36.7	Continuing obligations The obligations in this Clause 36 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:
36.7.1
the date on which all amounts payable by the Security Parties under or in connection with the Finance Documents have been paid in full and the Loan has been cancelled or otherwise ceases to be available; and

36.7.2	the date on which such Finance Party otherwise ceases to be a Finance Party.
37	Disclosure of Lender Details by Agent
37.1
Supply of Lender details to Borrowers The Agent shall provide to the Borrowers within seven Business Days of a request by the Borrowers (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

37.2	Supply of Lender details at Borrowers' direction
37.2.1	The Agent shall, at the request of the Borrowers, disclose the identity of the Lenders and the details of the Lenders' Commitments to any:
(a)
other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(b)	Security Party.
37.2.2
Subject to Clause 37.2.3, the Borrowers shall procure that the recipient of information disclosed pursuant to Clause 37.2.1 shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient's own confidential information.

37.2.3
The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

37.3	Supply of Lender details to other Lenders
37.3.1
If a Lender (a "Disclosing Lender") indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender's name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

37.3.2	The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.
37.4	Lender enquiry If any Lender believes that any entity is, or may be, a Lender and:
37.4.1	that entity ceases to have an Investment Grade Rating; or
37.4.2	an Insolvency Event occurs in relation to that entity,

the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.
37.5	Lender details definitions In this Clause 37:
"Investment Grade Rating" means, in relation to an entity, a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.
"Requisite Lenders" means a Lender or Lenders whose Commitments aggregate 15 per cent (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent (or more) of the Total Commitments immediately prior to that reduction).
38	Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
39	Joint and Several Liability
39.1
Nature of liability The representations, warranties, covenants, obligations and undertakings of the Borrowers contained in this Agreement shall be joint and several so that each Borrower shall be jointly and severally liable with all the Borrowers for all of the same and such liability shall not in any way be discharged, impaired or otherwise affected by:

39.1.1	any forbearance (whether as to payment or otherwise) or any time or other indulgence granted to any other Borrower or any other Security Party under or in connection with any Finance Document;
39.1.2	any amendment, variation, novation or replacement of any other Finance Document;
39.1.3	any failure of any Finance Document to be legal valid binding and enforceable in relation to any other Borrower or any other Security Party for any reason;
39.1.4	the winding-up or dissolution of any other Borrower or any other Security Party;
39.1.5	the release (whether in whole or in part) of, or the entering into of any compromise or composition with, any other Borrower or any other Security Party; or
39.1.6	any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect such liability.
39.2
No rights as surety Until the Indebtedness has been unconditionally and irrevocably paid and discharged in full, each Borrower agrees that it shall not, by virtue of any payment made under this Agreement on account of the Indebtedness or by virtue of any enforcement by a Finance Party of its rights under this Agreement or by virtue of any relationship between, or transaction involving, the relevant Borrower and any other Borrower or any other Security Party:
39.2.1	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by a Finance Party or any other person; or
39.2.2	exercise any right of contribution from any other Borrower or any other Security Party under any Finance Document; or
39.2.3	exercise any right of set-off or counterclaim against any other Borrower or any other Security Party; or
39.2.4	receive, claim or have the benefit of any payment, distribution, security or indemnity from any other Borrower or any other Security Party; or
39.2.5
unless so directed by the Agent (when the relevant Borrower will prove in accordance with such directions), claim as a creditor of any other Borrower or any other Security Party in competition with any Finance Party and each Borrower shall hold in trust for the Finance Parties and forthwith pay or transfer (as appropriate) to the Agent any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

Section 12	Governing Law and Enforcement
40	Governing Law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
41	Enforcement
41.1
Jurisdiction of English courts The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). Each Party agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This Clause 41.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any Finance Party may take concurrent proceedings in any number of jurisdictions.
41.2	Service of process
41.2.1	Without prejudice to any other mode of service allowed under any relevant law each Borrower and the Guarantor:
(a)
irrevocably appoints Nicolaou & Co of 25 Heath Drive, Potters Bar, Hertfordshire, EN6 lEN, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document to which they are a party; and

(b)	agrees that failure by a process agent to notify that Borrower or the Guarantor (as the case may be) of the process will not invalidate the proceedings concerned.
41.2.2
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process or terminates its appointment as agent for service of process, the relevant Borrower or the Guarantor (as the case may be) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
Part I
The Original Lender
Name of Original Lender	Commitment
The Royal Bank of Scotland plc	$148,000,000

Part II
The Original Swap Providers
Name of Original Swap Provider
The Royal Bank of Scotland plc

Schedule 2
Part I
Conditions Precedent
1	Security Parties
(a)
Constitutional documents Copies of the constitutional documents of each Security Party and DSI together with such other evidence as the Agent may reasonably require that each such Security Party and DSI is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Finance Documents to which it is or is to become a party.

(b)	Certificates of good standing A certificate of good standing in respect of each Security Party and DSI (if such a certificate can be obtained).
(c)	Board resolutions A copy of a resolution of the board of directors or, as the case may be, the duly appointed and empowered executive committee of each Security Party and DSI:
(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute those Finance Documents; and
(ii)	authorising a specified person or persons to execute those Finance Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf.
(d)	Copy passports A copy of the passport of each person who will execute the Finance Documents referred to in (c).
(e)	Officer's certificates An original certificate of a duly authorised officer of each Security Party and DSI:
(i)	certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect;
(ii)	setting out the names of the directors and officers of that Security Party and DSI; and
(iii)	setting out the names of the shareholders of that Security Party (other than the Guarantor) and the proportion of shares held by each shareholder; and
(iv)
confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Security Party or (as the case may be) DSI to be exceeded.

(f)	Powers of attorney The original certified and legalised power of attorney of each of the Security Parties and DSI under which the Finance Documents to which it is or is to become a party are to be executed or transactions undertaken by that Security Party or (as the case may be) DSI.
2	Security and related documents
(a)	Vessel documents Photocopies, certified as true, accurate and complete by a director or the secretary of a Borrower, of:
(i)	in respect of each New Vessel only, the MOA;
(ii)	in respect of each New Vessel only, the bill of sale transferring title in the Vessel to the Borrower free of all encumbrances, maritime liens or other debts;
(iii)	in respect of each New Vessel only, the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Seller to the Borrower pursuant to the MOA;
(iv)	any charterparty or other contract of employment of the Vessel which will be in force on the Drawdown Date including, without limitation, any Charter;
(v)	the Management Agreements;
(vi)	the Vessel's current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates;
(vii)	evidence of the Vessel's current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;
(viii)	the Vessel's current SMC;
(ix)	the ISM Company's current DOC;
(x)	the Vessel's current ISSC;
(xi)	the Vessel's current IAPPC; and
(xii)	the Vessel's current Tonnage Certificate,
in each case together with all addenda, amendments or supplements.
(b)
Evidence of Seller's title In respect of each New Vessel only, certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Vessel's current flag confirming that the Vessel is owned by the Seller and free of registered Encumbrances and an undertaking by the Seller to delete the Vessel from its current flag.

(c)
Evidence of Borrower's title Evidence that on the Drawdown Date (i) the Vessel will be at least provisionally registered under the flag stated in the Preliminary in the ownership of the Borrower and (ii) the Mortgage will be capable of being registered against the Vessel with first priority.

(d)
Evidence of insurance Evidence that the Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

(e)
Confirmation of class A Certificate of Confirmation of Class for hull and machinery confirming that the Vessel is classed with the highest class applicable to vessels of her type with Nippon Kaiji Kyokai, DNV GL, Bureau Veritas, American Bureau of Shipping, Lloyd's Register, The Korean Register of Shipping, China Classification Society or such other classification society as may be acceptable to the Agent free of recommendations affecting class.

(f)	Survey report If required by the Agent, a report by a surveyor instructed by the Agent to inspect the Vessel confirming that the condition of the Vessel is in all respects acceptable to the Agent.
(g)	Valuation of each Vessel A valuation of the Vessel addressed to the Agent from an Approved Broker appointed by the Agent certifying the Market Value for the Vessel, acceptable to the Agent.
(h)
Security Documents The Guarantee, the Mortgage, the Assignment, the Share Pledges, the Manager's Undertakings in respect of each Vessel, the Account Security Deeds, the Master Agreement Proceeds Charges and any other Credit Support Documents, together with all other documents required by any of them, including, without limitation (I) all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients and (ii) all share certificates, certified copy share registers or registers of members, transfer forms, proxy forms, letters of resignation and letters of undertaking.

(i)	Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts, as the Security Agent may require.
(j)	No disputes The written confirmation of the Borrowers that there is no dispute under any of the Relevant Documents as between the parties to any such document.
(k)
Account Holder's confirmation The written confirmation of the Account Holder that the Accounts have been opened with the Account Holder and to its actual knowledge are free from Encumbrances other than as created by or pursuant to the Security Documents and rights of set off in favour of the Account Holder as account holder.

(l)	Master Agreements The Master Agreements.
(m)	Intercreditor Deed The Intercreditor Deed.
(n)	Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part I of Schedule 2.

3	Legal opinions
The following legal opinions, each addressed to the Agent, the Security Agent, the Swap Providers and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given:
(a)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Agreement; and
(b)
a legal opinion of Poles, Tublin, Stratakis & Gonzalez LLP, legal advisers to the Agent as to Marshall Islands law substantially in the form distributed to the Lenders prior to the signing of this Agreement.

4	Other documents and evidence
(a)	Drawdown Request A duly completed Drawdown Request.
(b)	Process agent Evidence that any process agent referred to in Clause 41.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.
(c)	Other Authorisations A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.
(d)	Financial statements A copy of the Original Financial Statements.
(e)
Fees The Fee Letters and evidence that the fees, costs and expenses then due from the Borrowers under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the relevant Drawdown Date.

(f)
"Know your customer" documents  Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

(g)
Existing Loan Agreement Evidence satisfactory to the Agent that the Existing Indebtedness pursuant to the Existing Loan Agreement will be repaid in full by the advance of the Initial Vessel Tranches and all Encumbrances in respect of each Vessel created pursuant to the Existing Loan Agreement will be discharged simultaneously with the advance of the Initial Vessel Tranches.

(h)	DSI Loan Evidence satisfactory to the Agent that the DSI Loan has been amended whereby:

(a)	the maturity date of the DSI Loan shall be at least six months after the Termination Date;
(b)	amounts due to DSI under the DSI Loan are subordinated to the Indebtedness on terms acceptable to the Agent;
(c)	during the Facility Period, repayments pursuant to the DSI Loan shall not exceed $5,000,000 per year or $32,500,000 in aggregate;
(d)
no Encumbrance is required to be granted over any assets of the Group in favour of DSI as security for the DSI Loan save for Encumbrances in respect of the m.v. "PUELO", a vessel in the ownership of Eluk registered under the flag of the Marshall Islands; and

(e)	DSI has consented to the Borrowers entering into this Agreement.

Part II
Conditions Subsequent
1
Evidence of Borrower's title Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag stated the Preliminary confirming that (a) the Vessel is permanently registered under that flag in the ownership of the Borrower, (b) the Mortgage has been registered with first priority against the Vessel and (c) there are no further Encumbrances registered against the Vessel.

2	Deletion by Seller Evidence that the Vessel has been deleted from its current flag.
3
Letters of undertaking Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties.

4	Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part I of this Schedule 2.
5	Legal opinions Such of the legal opinions specified in Part I of this Schedule 2 as have not already been provided to the Agent.
6	Master's receipt The master's receipt for the Mortgage.

Schedule 3
Drawdown Request
From:
Likiep Shipping Company Inc.
Orangina Inc.
Oruk Shipping Company Inc.
Delap Shipping Company Inc.
labor Shipping Company Inc.
Eluk Shipping Company Inc.
Mago Shipping Company Inc.
Meck Shipping Company Inc.
 Langor Shipping Company Inc.

To:	The Royal Bank of Scotland plc Dated:
Dear Sirs
Likiep Shipping Company Inc., Orangina Inc., Oruk Shipping Company Inc., Delap Shipping Company Inc., labor Shipping Company Inc., Eluk Shipping Company Inc., Mago Shipping Company Inc., Meck Shipping Company Inc. and Langor Shipping Company Inc. - US$148,000,000 Loan Agreement dated 10 September 2015 as amended and restated pursuant to an amendment agreement dated 2016 (the "Agreement")
1	We refer to the Agreement. This is a Drawdown Request. Terms defined in the Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.
2	We wish to borrow the Tranche[s] specified below on the following terms:
Proposed Drawdown Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency of Tranche:	United States Dollars

Amount:	US$[ ]

Tranches:	[ ]

Vessel[s]:	[ ]

Interest Period:	[3][6] months

3	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Drawdown Request.
4	The proceeds of Tranche [ ] should be paid to the Earnings Account of Borrower [ ][, in prepayment of the Existing Indebtedness pursuant to the Existing Loan Agreement], with account details:

[•] — USD — 1
5	This Drawdown Request is irrevocable.
Yours faithfully

authorised signatory for

Likiep Shipping Company Inc.
Orangina Inc.
Oruk Shipping Company Inc.
Delap Shipping Company Inc.
Jabor Shipping Company Inc.
Eluk Shipping Company Inc.
Mago Shipping Company Inc.
Meck Shipping Company Inc.
 Langor Shipping Company Inc.

Schedule 4
Form of Transfer Certificate
To:	[ ], as Agent and [ ] as Security Agent
From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated:
Likiep Shipping Company Inc., Orangina Inc., Oruk Shipping Company Inc., Delap Shipping Company Inc., Jabor Shipping Company Inc., Eluk Shipping Company Inc., Mago Shipping Company Inc., Meck Shipping Company Inc. and Langor Shipping Company Inc. - US$148,000,000 Loan Agreement dated 10 September 2015 as amended and restated pursuant to an amendment agreement dated 2016 (the "Loan Agreement")
1
We refer to the Loan Agreement. This agreement (the "Agreement") shall take effect as a Transfer Certificate for the purposes of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to Clause 24.5 (Procedure for transfer) of the Loan Agreement:
(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 24.5 (Procedure for transfer) all of the Existing Lender's rights and obligations under the Loan Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].
(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.
3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 24.4.1(c) (Limitation of responsibility of Existing Lenders).
4	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
5	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
6	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:
The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]
[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [
[Agent]
By:
[Security Agent]
By:

Schedule 5 Form of Assignment Agreement
To:
[           ] as Agent, [                   ] as Security Agent and Likiep Shipping Company Inc., Orangina Inc., Oruk Shipping Company Inc., Delap Shipping Company Inc., Jabor Shipping Company Inc., Eluk Shipping Company Inc., Mago Shipping Company Inc., Meck Shipping Company Inc. and Langor Shipping Company Inc. as Borrowers, for and on behalf of each Security Party

From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")
Dated:
Likiep Shipping Company Inc., Orangina Inc., Oruk Shipping Company Inc., Delap Shipping Company Inc., Jabor Shipping Company Inc., Eluk Shipping Company Inc., Mago Shipping Company Inc., Meck Shipping Company Inc. and Langor Shipping Company Inc. - US$148,000,000 Loan Agreement dated 10 September 2015 as amended and restated pursuant to an amendment agreement dated 2016 (the "Loan Agreement")
1
We refer to the Loan Agreement. This is an Assignment Agreement. This agreement (the "Agreement") shall take effect as an Assignment Agreement for the purpose of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to Clause 24.6 (Procedure for assignment) of the Loan Agreement:
(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Loan Agreement, the other Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Loan under the Loan Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b).
3	The proposed Transfer Date is [ ].
4	On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender.

5	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.
6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 24.4.3 (Limitation of responsibility of Existing Lenders).
7
This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), to the Borrowers (on behalf of each Security Party) of the assignment referred to in this Agreement.

8	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
9	This Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.
10	This Agreement has been entered into on the date stated at the beginning of this Agreement.
Note:
The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule
Commitment/rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [                                       ].
Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.
[Agent]
By:

[Security Agent]
By:

Schedule 6 Form of Accession Deed — Swap Provider
To:	[ ] as Agent and [ ] as Security Agent for itself and each of the other Finance Parties
From:	[ ] (the "Acceding Swap Provider")
Dated:
Dear Sirs
Likiep Shipping Company Inc., Orangina Inc., Oruk Shipping Company Inc., Delap Shipping Company Inc., Jabor Shipping Company Inc., Eluk Shipping Company Inc., Mago Shipping Company Inc., Meck Shipping Company Inc. and Langor Shipping Company Inc. - US$148,000,000 Loan Agreement dated 10 September 2015 as amended and restated pursuant to an amendment agreement dated 2016 (the "Agreement")
1
We refer to the Agreement. This deed (the "Accession Deed") shall take effect as a Swap Provider Accession Deed for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in paragraphs 1-3 of this Swap Provider Accession Deed unless given a different meaning in this Swap Provider Accession Deed.

2
The Acceding Swap Provider agrees to become a Swap Provider and to be bound by the terms of the Agreement and the other Finance Documents as an Acceding Swap Provider pursuant to Clause 24.10 (Swap Provider Accession) of the Agreement.

3	The Acceding Swap Provider's administrative details for the purposes of the Agreement are as follows:
Address:
Fax No.:
Attention:
This Swap Provider Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Swap Provider Accession Deed has been executed as a deed on behalf of the Acceding Swap Provider, the Agent and the Security Agent and is delivered on the date stated above.

Signed and delivered	)
as a Deed	)
by [Name of Acceding Swap Provider]	)
acting by	)
)
its duly authorised	)
)
in the presence of:	)

Witness signature
Name:
Address:

Signed and delivered	)
as a Deed	)
by [Name of Agent]	)
acting by	)
)
its duly authorised	)
)
in the presence of:	)

Witness signature
Name:
Address:

Signed and delivered	)
as a Deed	)
by [Name of Security Agent]	)
acting by	)
)
its duly authorised	)
)
in the presence of:	)

Witness signature
Name:
Address:

Schedule 7
Form of Compliance Certificate
To:	[ ] as Agent
From:	Diana Containerships Inc.
Dated:
Dear Sirs
Likiep Shipping Company Inc., Orangina Inc., Oruk Shipping Company Inc., Delap Shipping Company Inc., labor Shipping Company Inc., Eluk Shipping Company Inc., Mago Shipping Company Inc., Meck Shipping Company Inc. and Langor Shipping Company Inc. - US$148,000,000 Loan Agreement dated 10 September 2015 as amended and restated pursuant to an amendment agreement dated 2016 (the "Agreement")
1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:
2.1	we have a ratio of Consolidated Net Debt to Consolidated Market Adjusted Assets less Consolidated Cash and Cash Equivalents of [ ];
2.2	we have a Consolidated Market Adjusted Net Worth of $[ ];
2.3
[we have a ratio of Consolidated Operating Cash Flow to Consolidated Interest Costs in respect of the preceding 12 month period of [ ];] [a ratio of Consolidated Operating Cash Flow to Consolidated Debt Service Costs in respect of the preceding 3 month period of [ ];]

2.4	a balance of $[[8][9],000,000] is credited to the Liquidity Account; and
2.5
the aggregate of amounts standing to the credit of the Liquidity Account, the Earnings Accounts, Unrestricted Consolidated Cash and Cash Equivalents are [ ], and there are [ ] vessels in the Fleet, meaning the aggregate of amounts standing to the credit of the Liquidity Account, the Earnings Accounts, Unrestricted Consolidated Cash and Cash Equivalents [exceed] $500,000 per vessel in the Fleet.

3	[We confirm that no Default is continuing.][1]
Signed:

	Officer	Officer

	Of	of

1          If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any being taken to remedy it.

Diana Containerships Inc.	Diana Containerships Inc.

Schedule 8 Repayment Instalments, Repayment Dates and Reallocation
TRANCHE A
Date	Balance	Repayment	Reallocation to the Deferred Tranche
15-Sep-15	$11,700,000	$0	$0
15-Dec-15	$11,475,000	$225,000	$0
15-Mar-16	$11,250,000	$225,000	$0
15-Jun-16	$11,025,000	$225,000	$0
12-Sep-16	$9,675,000	$450,000	$900,000
15-Sep-17	$9,562,500	$112,500	$0
15-Dec-17	$9,450,000	$112,500	$0
15-Mar-18	$9,337,500	$112,500	$0
15-Jun-18	$9,225,000	$112,500	$0
15-Sep-18	$9,000,000	$225,000	$0
15-Dec-18	$8,775,000	$225,000	$0
15-Mar-19	$8,550,000	$225,000	$0
15-Jun-19	$8,325,000	$225,000	$0
15-Sep-19	$8,100,000	$225,000	$0
15-Dec-19	$7,875,000	$225,000	$0
15-Mar-20	$7,650,000	$225,000	$0
15-Jun-20	$7,425,000	$225,000	$0
15-Sep-20	$7,200,000	$225,000	$0
15-Dec-20	$6,975,000	$225,000	$0
15-Mar-21	$6,750,000	$225,000	$0
15-Jun-21	$6,525,000	$225,000	$0
15-Sep-21	$6,300,000	$225,000	$0
15-Sep-21	$0	$6,300,000	$0

TRANCHE B
Date	Balance	Repayment	Reallocation to the Deferred Tranche
15-Sep-15	$11,700,000	$0	$0
15-Dec-15	$11,475,000	$225,000	$0
15-Mar-16	$11,250,000	$225,000	$0
15-Jun-16	$11,025,000	$225,000	$0
12-Sep-16	$9,675,000	$450,000	$900,000
15-Sep-17	$9,562,500	$112,500	$0
15-Dec-17	$9,450,000	$112,500	$0
15-Mar-18	$9,337,500	$112,500	$0
15-Jun-18	$9,225,000	$112,500	$0
15-Sep-18	$9,000,000	$225,000	$0
15-Dec-18	$8,775,000	$225,000	$0
15-Mar-19	$8,550,000	$225,000	$0
15-Jun-19	$8,325,000	$225,000	$0
15-Sep-19	$8,100,000	$225,000	$0
15-Dec-19	$7,875,000	$225,000	$0
15-Mar-20	$7,650,000	$225,000	$0
15-Jun-20	$7,425,000	$225,000	$0
15-Sep-20	$7,200,000	$225,000	$0
15-Dec-20	$6,975,000	$225,000	$0
15-Mar-21	$6,750,000	$225,000	$0
15-Jun-21	$6,525,000	$225,000	$0
15-Sep-21	$6,300,000	$225,000	$0
15-Sep-21	$0	$6,300,000	$0

TRANCHE C
Date	Balance	Repayment	Reallocation to the Deferred Tranche
15-Sep-15	$21,000,000	$0	$0
15-Dec-15	$20,416,650	$583,350	$0
15-Mar-16	$19,833,300	$583,350	$0
15-Jun-16	$19,249,950	$583,350	$0
12-Sep-16	$15,749,850	$1,166,700	$2,333,400
15-Sep-17	$15,458,175	$291,675	$0
15-Dec-17	$15,166,500	$291,675	$0
15-Mar-18	$14,874,825	$291,675	$0
15-Jun-18	$14,583,150	$291,675	$0
15-Sep-18	$13,999,800	$583,350	$0
15-Dec-18	$13,416,450	$583,350	$0
15-Mar-19	$12,833,100	$583,350	$0
15-Jun-19	$12,249,750	$583,350	$0
15-Sep-19	$11,666,400	$583,350	$0
1S-Dec-19	$11,083,050	$583,350	$0
15-Mar-20	$10,499,700	$583,350	$0
15-Jun-20	$9,916,350	$583,350	$0
15-Sep-20	$9,333,000	$583,350	$0
15-Dec-20	$8,749,650	$583,350	$0
15-Mar-21	$8,166,300	$583,350	$0
15-Jun-21	$7,582,950	$583,350	$0
15-Sep-21	$6,999,600	$583,350	$0
15-Sep-21	$0	$6,999,600	$0

TRANCHE D
Date	Balance	Repayment	Reallocation tothe Deferred Tranche
15-Sep-15	$14,400,000	$0	$0
15-Dec-15	$13,885,700	$514,300	$0
15-Mar-16	$13,371,400	$514,300	$0
15-Jun-16	$12,857,100	$514,300	$0
12-Sep-16	$9,771,300	$1,028,600	$2,057,200
15-Sep-17	$9,514,150	$257,150	$0
15-Dec-17	$9,257,000	$257,150	$0
15-Mar-18	$8,999,850	$257,150	$0
15-Jun-18	$8,742,700	$257,150	$0
15-Sep-18	$8,228,400	$514,300	$0
15-Dec-18	$7,714,100	$514,300	$0
15-Mar-19	$7,199,800	$514,300	$0
15-Jun-19	$6,685,500	$514,300	$0
15-Sep-19	$6,171,200	$514,300	$0
15-Dec-19	$5,656,900	$514,300	$0
15-Mar-20	$5,142,600	$514,300	$0
15-Jun-20	$4,628,300	$514,300	$0
15-Sep-20	$4,114,000	$514,300	$0
15-Dec-20	$3,599,700	$514,300	$0
15-Mar-21	$3,085,400	$514,300	$0
15-Jun-21	$2,571,100	$514,300	$0
15-Sep-21	$2,056,800	$514,300	$0
15-Sep-21	$0	$2,056,800	$0

TRANCHE E
Date	Balance	Repayment	Reallocation to the Deferred Tranche
15-Sep-15	$14,400,000	$0	$0
15-Dec-15	$13,885,700	$514,300	$0
15-Mar-16	$13,371,400	$514,300	$0
15-Jun-16	$12,857,100	$514,300	$0
12-Sep-16	$9,771,300	$1,028,600	$2,057,200
15-Sep-17	$9,514,150	$257,150	$0
15-Dec-17	$9,257,000	$257,150	$0
15-Mar-18	$8,999,850	$257,150	$0
15-Jun-18	$8,742,700	$257,150	$0
15-Sep-18	$8,228,400	$514,300	$0
15-Dec-18	$7,714,100	$514,300	$0
15-Mar-19	$7,199,800	$514,300	$0
15-Jun-19	$6,685,500	$514,300	$0
15-Sep-19	$6,171,200	$514,300	$0
15-Dec-19	$5,656,900	$514,300	$0
15-Mar-20	$5,142,600	$514,300	$0
15-Jun-20	$4,628,300	$514,300	$0
15-Sep-20	$4,114,000	$514,300	$0
15-Dec-20	$3,599,700	$514,300	$0
15-Mar-21	$3,085,400	$514,300	$0
15-Jun-21	$2,571,100	$514,300	$0
15-Sep-21	$2,056,800	$514,300	$0
15-Sep-21	$0	$2,056,800	$0

TRANCHE F
Date	Balance	Repayment	Reallocation to the Deferred Tranche	Reallocation to Tranche J
15-Sep-15	$12,900,000	$0	$0	$0
15-Dec-15	$12,541,650	$358,350	$0	$0
15-Mar-16	$12,183,300	$358,350	$0	$0
15-Jun-16	$11,824,950	$358,350	$0	$0
12-Sep-16	$0	$0	$0	$11,824,950

TRANCHE G
Date	Balance	Repayment	Reallocation to the Deferred Tranche	Reallocation to Tranche J
15-Sep-15	$12,900,000	$0	$0	$0
15-Dec-15	$12,541,650	$358,350	$0	$0
15-Mar-16	$12,183,300	$358,350	$0	$0
15-Jun-16	$11,824,950	$358,350	$0	$0
12-Sep-16	$9,674,850	$716,700	$603,200	$830,200
15-Sep-17	$9,495,675	$179,175	$0	$0
15-Dec-17	$9,316,500	$179,175	$0	$0
15-Mar-18	$9,137,325	$179,175	$0	$0
15-Jun-18	$8,958,150	$179,175	$0	$0
15-Sep-18	$8,599,800	$358,350	$0	$0
15-Dec-18	$8,241,450	$358,350	$0	$0
15-Mar-19	$7,883,100	$358,350	$0	$0
15-Jun-19	$7,524,750	$358,350	$0	$0
15-Sep-19	$7,166,400	$358,350	$0	$0
15-Dec-19	$6,808,050	$358,350	$0	$0
15-Mar-20	$6,449,700	$358,350	$0	$0
15-Jun-20	$6,091,350	$358,350	$0	$0
15-Sep-20	$5,733,000	$358,350	$0	$0
15-Dec-20	$5,374,650	$358,350	$0	$0
15-Mar-21	$5,016,300	$358,350	$0	$0
15-Jun-21	$4,657,950	$358,350	$0	$0
15-Sep-21	$4,299,600	$358,350	$0	$0
15-Sep-21	$0	$4,299,600	$0	$0

TRANCHE H
Date	Balance	Repayment / Reallocation	Reallocation to Tranche
15-Sep-15	$23,500,000	$0	$0
15-Dec-15	$22,965,900	$534,100	$0
15-Mar-16	$22,431,800	$534,100	$0
15-Jun-16	$21,897,700	$534,100	$0
12-Sep-16	$18,693,100	$1,068,200	$2,136,400
15-Sep-17	$18,426,050	$267,050	$0
15-Dec-17	$18,159,000	$267,050	$0
15-Mar-18	$17,891,950	$267,050	$0
15-Jun-18	$17,624,900	$267,050	$0
15-Sep-18	$17,090,800	$534,100	$0
15-Dec-18	$16,556,700	$534,100	$0
15-Mar-19	$16,022,600	$534,100	$0
15-Jun-19	$15,488,500	$534,100	$0
15-Sep-19	$14,954,400	$534,100	$0
15-Dec-19	$14,420,300	$534,100	$0
15-Mar-20	$13,886,200	$534,100	$0
15-Jun-20	$13,352,100	$534,100	$0
15-Sep-20	$12,818,000	$534,100	$0
15-Dec-20	$12,283,900	$534,100	$0
15-Mar-21	$11,749,800	$534,100	$0
15-Jun-21	$11,215,700	$534,100	$0
15-Sep-21	$10,681,600	$534,100	$0
15-Sep-21	$0	$10,681,600	$0

TRANCHE I
Date	Balance	Repayment	Reallocation to Tranche J
19-Nov-15	$25,500,000	$0	$0
19-Feb-16	$24,968,750	$531,250	$0
19-May-16	$24,437,500	$531,250	$0
19-Aug-16	$23,906,250	$531,250	$0
12-Sep-16	$21,250,000'	$531,250	$2,125,000
15-Sep-17	$20,984,375	$265,625	$0
15-Dec-17	$20,718,750	$265,625	$0
15-Mar-18	$20,453,125	$265,625	$0
15-Jun-18	$20,187,500	$265,625	$0
15-Sep-18	$19,656,250	$531,250	$0
15-Dec-18	$19,125,000	$531,250	$0
15-Mar-19	$18,593,750	$531,250	$0
15-Jun-19	$18,062,500	$531,250	$0
15-Sep-19	$17,531,250	$531,250	$0
15-Dec-19	$17,000,000	$531,250	$0
15-Mar-20	$16,468,750	$531,250	$0
15-Jun-20	$15,937,500	$531,250	$0
15-Sep-20	$15,406,250	$531,250	$0
15-Dec-20	$14,875,000	$531,250	$0
15-Mar-21	$14,343,750	$531,250	$0
15-Jun-21	$13,812,500	$531,250	$0
15-Sep-21	$13,281,250	$531,250	$0
15-Sep-21	$0	$13,281,250	$0

TRANCHE J
Date	Balance	Repayment
Opening balance	$16,916,550	$0
12-Sep-16	$15,749,850	$1,166,700
15-Sep-17	$15,458,175	$291,675
15-Dec-17	$15,166,500	$291,675
15-Mar-18	$14,874,825	$291,675
15-Jun-18	$14,583,150	$291,675
15-Sep-18	$13,999,800	$583,350
15-Dec-18	$13,416,450	$583,350
15-Mar-19	$12,833,100	$583,350
15-Jun-19	$12,249,750	$583,350
15-Sep-19	$11,666,400	$583,350
15-Dec-19	$11,083,050	$583,350
15-Mar-20	$10,499,700	$583,350
15-Jun-20	$9,916,350	$583,350
15-Sep-20	$9,333,000	$583,350
15-Dec-20	$8,749,650	$583,350
15-Mar-21	$8,166,300	$583,350
15-Jun-21	$7,582,950	$583,350
15-Sep-21	$6,999,600	$583,350
15-Sep-21	$0	$6,999,600

DEFERRED TRANCHE
Date	Balance	Repayment
12-Sep-16	$8,851,000	$0
15-Mar-19	$7,965,900	$885,100
15-Jun-19	$7,080,800	$885,100
15-Sep-19	$6,195,700	$885,100
15-Dec-19	$5,310,600	$885,100
15-Mar-20	$4,425,500	$885,100
15-Jun-20	$3,540,400	$885,100
15-Sep-20	$2,655,300	$885,100
15-Dec-20	$1,770,200	$885,100
15-Mar-21	$885,100	$885,100
15-Jun-21	$0	$885,100

Signatures

The Borrowers

Likiep Shipping Company Inc.	)
)
By:	)
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Orangina Inc.	)
)
By:	)
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Oruk Shipping Company Inc.	)
)
By:	)
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Delap Shipping Company Inc.	)
)
By:	)
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Jabor Shipping Company Inc.	)
)
By:	)
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Eluk Shipping Company Inc.	)
)
By:	)
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Mago Shipping Company Inc.	)
)
By:	)
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Meck Shipping Company Inc.	)
)
By:	)
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Langor Shipping Company Inc.	)
)
By:	)
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

The Guarantor

Diana Containerships Inc.	)
)
By:	)
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

The Arranger

The Royal Bank of Scotland plc	)
)
By:	)
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44 (0)207 106 6550)
Department/Officer: Shipping, Portfolio	)
Management - Attn: Simon Wicks/	)
Adrian Meadows	)

The Agent

The Royal Bank of Scotland plc
)
)
By:	)
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44 (0)207 106 6550)
Department/Officer: Shipping, Portfolio	)
Management - Attn: Simon Wicks/	)
Adrian Meadows	)

The Security Agent

The Royal Bank of Scotland plc
)
)
By:	)
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44 (0)207 106 6550)
Department/Officer: Shipping, Portfolio	)
Management - Attn: Simon Wicks/	)
Adrian Meadows	)

The Original Lender

The Royal Bank of Scotland plc
)
)
By:	)
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44 (0)207 106 6550)
Department/Officer: Shipping, Portfolio	)
Management - Attn: Simon Wicks/	)
Adrian Meadows	)

The Original Swap Provider

The Royal Bank of Scotland plc
)
)
By:	)
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44 (0)207 085 6724)
Department/Officer: Swaps Administration	)

The Original Swap Provider

The Royal Bank of Scotland plc
)
)
By:	)
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44 (0)207 085 6724)
Department/Officer: Swaps Administration	)

In witness of which the parties to this Amendment Agreement have executed this Amendment Agreement as a deed the day and year first before written.
Signatures

The Original Borrowers

Likiep Shipping Company Inc.	)
)
By: Andreas Nikolaos Michalopoulos	)	/s/ Andreas Nikolaos Michalopoulos
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Orangina Inc.

By: Andreas Nikolaos Michalopoulos	)	/s/ Andreas Nikolaos Michalopoulos
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Oruk Shipping Company Inc.

By: Margarita Veniou	)	/s/ Margarita Veniou
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Delap Shipping Company Inc.	)
)
By: Andreas Nikolaos Michalopoulos	)	/s/ Andreas Nikolaos Michalopoulos
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Jabor Shipping Company Inc.	)
)
By: Margarita Veniou	)	/s/ Margarita Veniou
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Kapa Shipping Company Inc.	)
)
By: Margarita Veniou	)	/s/ Margarita Veniou
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Mago Shipping Company Inc.	)
)
By: Margarita Veniou	)	/s/ Margarita Veniou
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Meck Shipping Company Inc.	)
)
By: Andreas Nikolaos Michalopoulos	)	/s/ Andreas Nikolaos Michalopoulos
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

Langor Shipping Company Inc.	)
)
By: Andreas Nikolaos Michalopoulos	)	/s/ Andreas Nikolaos Michalopoulos
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

The New Borrower

Eluk Shipping Company Inc.	)
)
By: Margarita Veniou	)	/s/ Margarita Veniou
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

The Original Guarantor

Diana Containerships Inc.	)
)
By: Andreas Nikolaos Michalopoulos	)	/s/ Andreas Nikolaos Michalopoulos
)
Address: c/o Pendelis 18,	)
175 64 Palaio Faliro,	)
Athens, Greece	)
Fax no.: +30 216 6002599)
Department/Officer: Chief Financial Officer	)

The Arranger

The Royal Bank of Scotland plc	)
)
By: Nikolaos Daskalakis	)	/s/ Nikolaos Daskalakis
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44(0)207 106 6550)
Department/Officer: Shipping, Portfolio	)
Management - Attn: Simon Wicks/	)
Adrian Meadows

The Agent

The Royal Bank of Scotland plc	)
)
By: Nikolaos Daskalakis	)	/s/ Nikolaos Daskalakis
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44(0)207 106 6550)
Department/Officer: Shipping, Portfolio	)
Management - Attn: Simon Wicks/	)
Adrian Meadows

The Security Agent

The Royal Bank of Scotland plc	)
)
By: Nikolaos Daskalakis	)	/s/ Nikolaos Daskalakis
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44(0)207 106 6550)
Department/Officer: Shipping, Portfolio	)
Management - Attn: Simon Wicks/	)
Adrian Meadows

The Original Lender

The Royal Bank of Scotland plc	)
)
By: Nikolaos Daskalakis	)	/s/ Nikolaos Daskalakis
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44(0)207 106 6550)
Department/Officer: Shipping, Portfolio	)
Management - Attn: Simon Wicks/	)
Adrian Meadows

The Original Swap Provider

The Royal Bank of Scotland plc	)
)
By: Nikolaos Daskalakis	)	/s/ Nikolaos Daskalakis
)
Address: Shipping Business Centre,	)
135 Bishopsgate, London EC2M 3UR	)
Fax no.: +44(0)207 085 6724)
Department/Officer: Swaps Administration	)
)